Filed Pursuant to Rule 424(b)(5)
Registration No. 333-202388

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.950% Notes due 2022	$400,000,000	$46,360
3.750% Notes due 2027	$500,000,000	$57,950
Total		$104,310

(1)	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 27, 2015 (File No. 333-202388) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 27, 2015)

Healthcare Trust of America Holdings, LP

$400,000,000

2.950% Senior Notes due 2022

$500,000,000

3.750% Senior Notes due 2027

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

We are offering $400,000,000 aggregate principal amount of our 2.950% Senior Notes due July 1, 2022 (the “2022 Notes”) and $500,000,000 aggregate principal amount of our 3.750% Senior Notes due July 1, 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”).

The 2022 Notes will bear interest at the rate of 2.950% per year, payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018. The 2022 Notes will mature on July 1, 2022. The 2027 Notes will bear interest at the rate of 3.750% per year, payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018. The 2027 Notes will mature on July 1, 2027.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc., which has no material assets other than its investment in us. We may redeem some or all of either series of the Notes at our option at any time or from time to time at the applicable redemption price described herein. If the 2022 Notes are redeemed on or after June 1, 2022, the redemption price will be equal to 100% of the principal amount of the 2022 Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. If the 2027 Notes are redeemed on or after April 1, 2027, the redemption price will be equal to 100% of the principal amount of the 2027 Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. See “Description of Notes—Our Redemption Rights.” We will issue the Notes only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to any of our subordinated indebtedness. As a result, the Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any national securities exchange or for quotation of the Notes on an automated dealer quotation system.

You should consider the risks that we have described in “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those described in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before investing in the Notes.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)	Underwriting Discounts	Proceeds to Us, Before Expenses(1)
Per 2.950% Senior Note due 2022	99.938%	0.600%	99.338%
Per 3.750% Senior Note due 2027	99.492%	0.650%	98.842%
Total	$897,212,000	$5,650,000	$891,562,000

(1)	Plus accrued interest, if any, from June 8, 2017 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV as operator of the Euroclear System, on or about June 8, 2017.

Joint Book-Running Managers

Wells Fargo Securities	US Bancorp	J.P. Morgan	Jefferies

Co-Managers

Fifth Third Securities	BMO Capital Markets	MUFG
Capital One Securities	Scotiabank	BBVA
Mizuho Securities	Morgan Stanley	Regions Securities LLC

The date of this prospectus supplement is June 1, 2017.

You may rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you. We and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the underwriters are not making an offer of these securities in any jurisdiction where such an offer is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of the Notes and other information. The second part is the accompanying prospectus dated February 27, 2015, which is part of our Registration Statement on Form S-3 (No. 333-202388) and contains more general information, some of which does not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or the underwriters or any of them, to subscribe for or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”

S-ii

SUMMARY

This summary highlights key information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information that may be important to you. Before making an investment decision, you should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the financial statements and related notes as well as the “Risk Factors” section in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Exchange Act. Unless otherwise indicated, references in this prospectus supplement to “we,” “our,” “us” or “our company” refer to Healthcare Trust of America Holdings, LP, a Delaware limited partnership, and its consolidated subsidiaries.

Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP

Healthcare Trust of America, Inc., our sole general partner, is one of the largest publicly-traded real estate investment trusts (“REITs”) focused on medical office buildings (“MOBs”) in the U.S. as measured by the gross leasable area (“GLA”) of its MOBs. We conduct substantially all of Healthcare Trust of America, Inc.’s operations. We invest in MOBs that we believe will serve the future of healthcare delivery, and MOBs that are primarily located on health system campuses, near university medical centers or in core community outpatient locations. We also focus on our key markets that have certain demographic and macro-economic trends and where we can utilize our institutional property management and leasing platform to generate strong tenant relationships and operating cost efficiencies. Our primary objective is to maximize stockholder value with disciplined growth through strategic investments that provide an attractive risk-adjusted return for our stockholders by consistently increasing our cash flow. In pursuing this objective, we: (i) seek internal growth through proactive asset management, leasing and property management oversight; (ii) target accretive acquisitions of MOBs in markets with attractive demographics that complement our existing portfolio; and (iii) actively manage our balance sheet to maintain flexibility with conservative leverage. Additionally, from time to time we consider, on an opportunistic basis, significant portfolio acquisitions that we believe fit our core business and could enhance our existing portfolio.

Since 2006 through March 31, 2017, we have invested $4.3 billion to create a portfolio of MOBs and other healthcare assets consisting of approximately 17.8 million square feet of GLA throughout the U.S. As of March 31, 2017, approximately 96% of our portfolio, based on GLA, was located on the campuses of, or aligned with, nationally or regionally recognized healthcare systems. Our portfolio is diversified geographically across 31 states, with no state having more than 13% of our total GLA as of March 31, 2017. We are concentrated in 15 to 20 key markets that are experiencing higher economic and demographic trends than other markets, on average, that we expect will drive demand for MOBs. Approximately 92% of our portfolio, based on GLA, is located in the top 75 metropolitan statistical areas (“MSAs”) with Boston, Hartford/New Haven, Dallas, Houston, Phoenix and Orange County/Los Angeles being our largest markets by investment.

Our principal executive offices are located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a website at www.htareit.com, at which there is additional information about us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document that either we or Healthcare Trust of America, Inc. files with or furnishes to the SEC.

Recent Developments

Thus far, during the second quarter of 2017, we completed investments of $326.1 million for 16 MOBs (92% leased and approximately 1.0 million square feet of GLA). These investments are located in several of our key markets (Dallas, Texas; Houston, Texas; Phoenix, Arizona; and Orange County/Los Angeles, California).

In addition, during the second quarter of 2017, one of our wholly-owned subsidiaries entered into sixteen agreements of purchase and sale (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), with Duke Realty Limited Partnership, Duke Construction Limited Partnership and certain of their subsidiaries and affiliated entities named therein (collectively, “Duke”), pursuant to which we intend to acquire Duke’s MOB business (the “Duke Acquisition”) consisting of (i) 71 properties currently in service with an aggregate GLA of approximately 6.6 million square feet which are approximately 95% leased on a gross basis, (ii) five properties in development and two expansion properties with an aggregate GLA of approximately 470,000 square feet which are 86% pre-leased, (iii) interests in two buildings owned by joint ventures and (iv) two parcels of land totaling approximately 16.5 acres (collectively, the “Duke Assets”). Additionally, pursuant to the Purchase Agreements, we intend to (i) acquire Duke’s existing development, construction and asset management platform, and (ii) assume certain of the liabilities associated with the assets to be acquired from Duke in the Duke Acquisition.

Pursuant to the Purchase Agreements, the consideration to be paid for the acquisition of the Duke Assets is approximately $2.75 billion, after giving effect to a credit of approximately $50 million to complete the development projects (the “Acquisition Price”). At the time of the Duke Acquisition was announced, 31 of the properties comprising the Duke Assets were subject to rights of first offer (“ROFOs”) and/or rights of first refusal (“ROFRs”), which, if exercised, could remove such properties from the portfolio to be acquired pursuant to the Purchase Agreements. The value of such assets was approximately $1.3 billion. As of the date hereof, two of the ROFOs and/or ROFRs have indicated an intent to exercise their rights and seven have been waived.

In connection with the Duke Acquisition, on April 29, 2017, we received a commitment letter from Wells Fargo Bank, National Association and Wells Fargo Securities, LLC for a senior unsecured bridge loan facility (the “Bridge Loan Facility”) consisting of an aggregate principal amount of up to $2.32 billion, less the aggregate amount of proceeds from debt or equity capital raises or a senior term loan facility. The Bridge Loan Facility will be made available to us on the closings of the Purchase Agreements as interim financing for the Duke Acquisition, and any loan amount will be advanced in a single draw.

On May 8, 2017, Healthcare Trust of America, Inc. closed a common stock offering of 54,625,000 shares of its Class A common stock, $0.01 par value per share (“Class A Common Stock”), at a price to the public of $28.50 per share, resulting in proceeds to us, before expenses, of approximately $1,502.3 million. The net proceeds of the common stock offering will be used to fund a portion of the Acquisition Price for the Duke Acquisition.

As of the date hereof, we have closed on 19 of the properties comprising the Duke Assets for an aggregate purchase price of approximately $512 million.

During the second quarter of 2017, but prior to the May 2017 Class A Common Stock offering, Healthcare Trust of America, Inc. sold approximately 2.0 million shares of its Class A Common Stock under its at-the-market program for net proceeds of approximately $62 million.

A portion of the net proceeds of this offering will also be used to fund a portion of the Acquisition Price for the Duke Acquisition. We believe that we have alternative sources of long-term debt and preferred equity financing available to us to fund the remainder of the Acquisition Price and could also elect to pursue asset sales or joint ventures.

For more information regarding the Duke Acquisition, please see our Current Report on Form 8-K filed with the SEC on May 1, 2017, which is incorporated by reference in this prospectus supplement.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section entitled “Description of Notes” of this prospectus supplement contains a more detailed description of the terms and conditions of the Notes and the indentures governing the Notes. For purposes of this section entitled “— The Offering” and the “Description of Notes,” references to “we,” “us,” and “our” or “Healthcare Trust of America Holdings, LP” refer only to Healthcare Trust of America Holdings, LP and not to its subsidiaries.

Issuer	Healthcare Trust of America Holdings, LP.

Guarantor	Healthcare Trust of America, Inc.

Notes Offered	$400,000,000 aggregate principal amount of 2.950% Senior Notes due 2022.

$500,000,000 aggregate principal amount of 3.750% Senior Notes due 2027.

Ranking of Notes	The Notes will be our general unsecured and unsubordinated obligations and will:

•

rank equally in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, including our 3.50% Senior Notes due 2026 (the “2026 Notes”), our 3.70% Senior Notes due 2023 (the “2023 Notes”) and our 3.38% Senior Notes due 2021 (the “2021 Notes”) and senior in right of payment to any of our subordinated indebtedness;

•	be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of our subsidiaries.

As of March 31, 2017, we had approximately $205.0 million of secured indebtedness (including approximately $2.0 million in net premium and $276,000 in net deferred financing costs associated with our secured mortgage debt) and $1,606.2 million of unsecured and unsubordinated indebtedness (including approximately $2.1 million, $1.5 million and $1.4 million in net discount associated with our 2026 Notes, our 2023 Notes and our 2021 Notes, respectively, and $8.8 million in net deferred financing costs) outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries.

Guarantees

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. The guarantees will be unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare

Trust of America, Inc. Healthcare Trust of America, Inc. will be automatically and unconditionally released and discharged from its guarantee obligations, following delivery of a written notice by us to the trustee, upon the release of all guarantees by Healthcare Trust of America, Inc. of the 2026 Notes, the 2023 Notes, the 2021 Notes and our $1,150.0 million senior unsecured revolving credit and term loan facility and any additional guarantees by Healthcare Trust of America, Inc. of senior unsecured indebtedness. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Interest	The 2022 Notes will bear interest at a rate of 2.950% per year. Interest will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018.

The 2027 Notes will bear interest at a rate of 3.750% per year. Interest will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018.

Maturity	The 2022 Notes will mature on July 1, 2022 unless previously redeemed by us at our option prior to such date.

The 2027 Notes will mature on July 1, 2027 unless previously redeemed by us at our option prior to such date.

Our Redemption Rights	We may redeem the Notes at our option and in our sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified in this prospectus supplement. If the 2022 Notes are redeemed on or after June 1, 2022 (one month prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. If the 2027 Notes are redeemed on or after April 1, 2027 (three months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date. See “Description of Notes—Our Redemption Rights.”

Sinking Fund	None.

Certain Covenants	The indentures governing the Notes contain certain covenants that, among other things, limit our, the guarantor’s and our subsidiaries’ ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes.”

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $890.1 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering (i) to repay a portion of the outstanding indebtedness under the revolving credit and term loan facility, (ii) to fund a portion of the Acquisition Price for the Duke Acquisition as described above under “Summary—Recent Developments,” and (iii) for general corporate purposes, including, without limitation, working capital and investment in real estate. See “Use of Proceeds.”

Trading	The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Book-Entry Form	The Notes will be issued in the form of one or more fully-registered global Notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated Notes, except in limited circumstances.

Additional Notes	We may, without the consent of holders of the Notes, increase the respective principal amounts of either series of Notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the applicable series of Notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the applicable Notes offered hereby.

Risk Factors	You should consider the risks that we have described in “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those described in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Exchange Act to read about factors that you should consider before investing in the Notes.

Trustee and Paying Agent	U.S. Bank National Association.

Governing Law	The indentures governing the Notes, the Notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investment in the Notes involves risks, including risks inherent in our business and in the business of Healthcare Trust of America, Inc., the guarantor of the Notes. Before deciding to purchase the Notes, you should consider carefully the following risk factors and the risk factors in our and Healthcare Trust of America, Inc.’s most recent Annual Report on Form 10-K, as updated by the subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement, as well as the additional risks and other information presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Any of the risks discussed below or in our and Healthcare Trust of America, Inc.’s filings under the Exchange Act incorporated by reference in this prospectus supplement and the accompanying prospectus could have a material impact on our business, financial condition or results of operations. In that case, our ability to pay interest on the Notes when due or to repay the Notes at maturity could be adversely affected, the trading price of the Notes could decline substantially, and you may lose all or part of your investment.

Risks Related to the Duke Acquisition

We may fail to consummate the Duke Acquisition or may not consummate the Duke Acquisition on the terms described herein.

We expect to consummate the Duke Acquisition during the second and third quarters of 2017, assuming that all of the conditions to closing are satisfied or waived, and intend to use a portion of the net proceeds from this offering to fund a portion of the purchase price and related costs of the Duke Acquisition. The consummation of the Duke Acquisition, however, is subject to certain closing conditions, including conditions that must be met by Duke and which are beyond our control, and there can be no assurance that such conditions will be satisfied on the anticipated closing schedule or at all. In addition, under circumstances specified in the Purchase Agreements, we or Duke may terminate the Purchase Agreements. As a result, there can be no assurance that the Duke Acquisition will be consummated in its entirety in accordance with the anticipated timing or at all.

This offering is not conditioned on the consummation of the Duke Acquisition. Therefore, upon the closing of this offering, you will become a holder of the Notes irrespective of whether the Duke Acquisition is consummated, delayed, restructured or terminated, in whole or in part. In addition, if the Duke Acquisition does not occur, we will not recover our costs and expenses incurred in connection with the transaction, and we will have broad discretion with respect to the use of the net proceeds of this offering. Thus, we cannot assure you that such net proceeds will be used for other acquisitions of the same type or on terms and in locations and with financial characteristics similar to the Duke Acquisition.

We will incur substantial expenses and payments even if the Duke Acquisition is not completed.

We have incurred substantial legal, accounting, financial advisory and other costs, and our management has devoted considerable time and effort in connection with the Duke Acquisition. If the Duke Acquisition is not completed, we will bear certain fees and expenses associated with the Duke Acquisition without realizing the benefits of the Duke Acquisition. The fees and expenses may be significant and could have an adverse impact on our operating results.

The intended benefits of the Duke Acquisition may not be realized, which could have a negative impact on our business and our ability to service the Notes.

The Duke Acquisition poses risks for our ongoing operations, including that:

•	our senior management’s attention may be diverted from the management of daily operations to the integration of the Duke Assets, including management of assets located outside of our core markets;

•	we may bear costs and expenses associated with any undisclosed or potential liabilities;

•	the Duke Assets may not perform as well as we anticipate; and

•

unforeseen difficulties may arise in integrating the Duke Assets into our portfolio, maintaining consistent standards, controls, policies and procedures, or realizing the anticipated benefits of the Duke Acquisition within the anticipated timeframe or at all.

Also, we expect to acquire assets in connection with the Duke Acquisition on an “as is” basis with limited representations from Duke surviving after the closing of the Duke Acquisition, which limits our recourse against such sellers for breaches of representations after closing, which in turn may expose us to unexpected material losses or expenses after the closing. We also intend to assume certain liabilities in connection with the Duke Acquisition.

In addition, our diligence investigations with respect to the Duke Assets has been more limited than would be the case if we were acquiring individual MOBs or land parcels, which may also expose us to unexpected material losses or expenses after the closing of the Duke Acquisition.

As a result of the foregoing, we cannot assure you that the Duke Acquisition will yield the expected benefits in the near term or at all. In addition, the Duke Acquisition may cause us to incur additional expenses. Furthermore, if we fail to realize the intended benefits of the Duke Acquisition, this may have a material effect on our ability to repay the Notes.

Our business may be adversely affected if the Duke Acquisition is not completed.

The Duke Acquisition is subject to customary closing conditions. If the Duke Acquisition is not completed, we could be subject to a number of risks that may adversely affect our business and our ability to service the Notes, including:

•

our management’s attention may be diverted from our day-to-day business and our employees and our relationships with tenants may be disrupted as a result of efforts relating to attempting to consummate the Duke Acquisition;

•	we must pay certain costs related to the Duke Acquisition, such as legal and accounting fees and expenses, regardless of whether the Duke Acquisition is consummated; and

•	we would not realize the benefits we expect to realize from consummating the Duke Acquisition pursuant to the timing we expected, or at all.

If we are unable to raise sufficient proceeds through this offering, we may need to utilize alternative capital raising methods, property sales and/or joint ventures in order to close the Duke Acquisition, the sufficiency of which cannot be assured, or to seek alternative sources of financing to close the Duke Acquisition, and we cannot assure you that such alternative sources of financing will be available on favorable terms or at all.

If we are unable to raise sufficient proceeds from this offering, we may need to utilize the Bridge Loan Facility, alternative capital raising sources, property sales and/or joint ventures, or seek alternative sources of financing, in order to close the Duke Acquisition, the sufficiency of which cannot be assured. There can also be no assurance that such alternative sources of financing will be available on favorable terms or at all. Our obligations under the Purchase Agreements are not conditioned upon the consummation of any or all of the financing transactions that we need to undertake in order to secure the financing to close the Duke Acquisition.

Our qualification as a REIT will depend in part on the nature of the assets and rights to income we acquire as part of the Duke Acquisition.

Although we intend to structure our ownership and operations of the Duke Assets in a way that would allow us to continue to qualify as a REIT for federal income tax purposes, no assurances can be given that we will be successful.

As a result of the Duke Acquisition, we expect to acquire interests in certain assets that are not, or may not be, qualifying assets and which may not produce qualifying income for purposes of the REIT asset and income tests. Although we do not expect that the amounts of such non-qualifying assets and income will jeopardize our REIT qualification, our review of the Duke Acquisition is ongoing, and we may discover additional non-qualifying assets or income. We may not have the immediate right to change the terms of pre-existing arrangements that generate non-qualifying items or may have to incur significant penalties to terminate such arrangements. To maintain our REIT qualification we may be required to hold significant assets acquired in connection with the Duke Acquisition through our taxable REIT subsidiaries, or TRSs. We also may hold certain Duke Assets through our TRSs to avoid the risk of incurring the 100% prohibited transaction tax on any such assets that we plan to sell at a gain. Our domestic TRSs are subject to U.S. tax as regular corporations.

The Duke Acquisition will significantly increase the size of our real estate portfolio and related personnel and operating and financial needs, and we may not be successful in integrating the Duke Assets into our business.

The Duke Acquisition involves a variety of risks, including potential difficulties in integrating the Duke Assets, diversions of our management resources, differing levels of management and internal control effectiveness at the acquired entities and other unanticipated problems and liabilities. Any of these risks could adversely affect our financial results and reduce or delay our ability to obtain the expected benefits of the Duke Acquisition, which in turn could adversely affect our cash flow and our ability to service the Notes.

In addition, the increased need for financial resources that will result from the Duke Acquisition, as well as the diversion of our management resources, may affect our development pipeline in the future. As a result, there may be unexpected delays in the timing of our activities relating to our real estate portfolio and pipeline, and we may encounter unexpected costs or we may not succeed in obtaining the expected benefits of our expected real estate development and acquisition activities. These issues could also increase our capital requirements, which may require us to issue potentially dilutive equity securities and incur additional debt.

Risks Related to the Notes and the Offering

The Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and to the existing and future liabilities of our subsidiaries.

Our obligations under our senior unsecured revolving credit and term loan facility, our senior unsecured term loan facility, our 2026 Notes, our 2023 Notes, our 2021 Notes and the Notes are unsecured, but our obligations under certain other financing arrangements with lenders are secured by mortgages and security interests in certain of our properties and the ownership interests of certain of our subsidiaries. As of March 31, 2017, we had approximately $205.0 million of secured indebtedness (including approximately $2.0 million in net premium and $276,000 in net deferred financing costs associated with our secured mortgage debt) outstanding. Holders of existing and future secured debt that we or our subsidiaries have incurred or may incur will have claims that are prior to your claims as holders of the Notes to the extent of the value of the assets securing such debt. If we were declared bankrupt or insolvent, or if we default under our secured financing arrangements, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture governing the Notes at such time. In any such event, because the Notes are not secured by any of such assets, it is possible that there would not be sufficient assets from which your claims could be satisfied.

In addition, none of our subsidiaries will guarantee the Notes. Payments on the Notes are only required to be made by us and by Healthcare Trust of America, Inc. As a result, no payments are required to be made by, and holders of Notes will not have a claim against the assets of, our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us or to Healthcare Trust of America, Inc.

Therefore, although the Notes are unsubordinated obligations, they will be effectively subordinated to all liabilities, including trade payables, of our current and future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our indebtedness, including the Notes, or to make any funds available to us, whether by paying dividend, distribution, loan or other payments. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations. Our subsidiaries had approximately $205.0 million of secured indebtedness (including approximately $2.0 million in net premium and $276,000 in net deferred financing costs associated with our secured mortgage debt) outstanding as of March 31, 2017.

Our substantial indebtedness may affect our ability to operate our business, and may have a material adverse effect on our financial condition and results of operations.

As of March 31, 2017, the total indebtedness of Healthcare Trust of America, Inc.’s subsidiaries, including us, was approximately $1,811.2 million (including approximately $3.1 million in net premiums and approximately $9.0 million in net deferred financing costs). In addition, as of March 31, 2017, $674.5 million was available to us to borrow under the revolving credit facility of our senior unsecured revolving credit and term loan facility.

Our indebtedness could have significant adverse consequences to us and the holders of the Notes, such as:

•	limiting our ability to satisfy our financial obligations, including those relating to the Notes;

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service debt;

•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•	restricting the way in which we conduct our business because of financial and operating covenants;

•	covenants in the agreements governing our and our subsidiaries’ existing and future indebtedness;

•

exposing us to potential events of default (if not cured or waived) under financial and operating covenants contained in our or our subsidiaries’ debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions; and

•	limiting our ability to react to changing market conditions in our industry and in our tenants’ and borrowers’ industries.

In addition to our debt service obligations, our operations may require substantial investments on a continuing basis. Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets and properties, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

Our existing credit facilities and indentures, as well as the indentures governing the Notes, contain restrictions that limit our flexibility in operating our business.

Our existing credit facilities contain a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur additional debt;

•	pay dividends on or make distributions in respect of Healthcare Trust of America, Inc.’s capital stock or make other restricted payments;

•	make certain payments on debt that is subordinated to the Notes;

•	make certain investments;

•	sell or transfer assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

In addition, the existing indenture governing our 2026 Notes, the existing indenture governing our 2023 Notes, the existing indenture governing our 2021 Notes and the indentures governing the Notes contain financial and operating covenants, including restrictions on our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict our business activities. Our ability to comply with these and other provisions of our existing credit facilities and the indentures may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting us. Our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements. See “Description of Other Indebtedness” and “Description of Notes.”

Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the agreements governing our unsecured and secured indebtedness, including our existing credit facilities and the indentures, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we or our subsidiaries incur additional indebtedness or other such obligations, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of or interest on the Notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under our existing credit facilities, that is not waived by the required holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the Notes and could substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on such indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including our existing credit facilities, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with any accrued and unpaid interest, the lenders under our existing credit facilities could elect to terminate their commitments or cease making further loans and we could be forced into bankruptcy or liquidation. In addition, a default (or an event of default) under agreements governing our indebtedness may trigger a cross default or cross-acceleration under our other agreements, including our existing credit facilities. If any of our indebtedness is accelerated, we may not be able to repay it.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the Notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the Notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the Notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the Notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity or delaying capital expenditures, or strategic acquisitions and alliances, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the Notes.

As of March 31, 2017, we had approximately $708.7 million of variable interest rate debt outstanding. We seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, to which approximately $190.4 million of our variable interest rate debt was subject as of March 31, 2017. However, these hedging arrangements involve risk, including the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that these arrangements may result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and our ability to meet our debt service obligations, including payments on the Notes.

There is currently no trading market for the Notes, and a trading market for the Notes may not develop or be sustained.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the Notes and, even if one develops, may not be maintained. The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of us, Healthcare Trust of America, Inc. and our subsidiaries, and other comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes is likely to be adversely affected, and holders may not be able to sell their Notes at desired times and prices or at all.

Healthcare Trust of America, Inc. has no significant operations and no material assets, other than its investment in us.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. However, Healthcare Trust of America, Inc. has no significant operations and no material assets, other than its investment in us. Furthermore, Healthcare Trust of America, Inc.’s guarantees of the Notes will be effectively subordinated in right of payment to all existing and future unsecured and secured liabilities of its subsidiaries (including us and any entity Healthcare Trust of America, Inc. accounts for under the equity method of accounting). As of March 31, 2017, the total indebtedness of Healthcare Trust of America, Inc.’s subsidiaries (including us) was approximately $1,811.2 million (including approximately $3.1 million in net premiums and approximately $9.0 million in net deferred financing costs).

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of Notes to return payments received from guarantors.

Under the federal bankruptcy law and provisions of state fraudulent transfer laws, a guarantee, such as the guarantees provided by Healthcare Trust of America, Inc., could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•	either:

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature; or

•	intended to hinder, delay or defraud creditors.

In addition under such circumstances, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor, as the case may be.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the Notes. If a court voided Healthcare Trust of America, Inc.’s guarantees of the Notes, you would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the Notes to repay any amounts already received from a guarantor. If the court were to void Healthcare Trust of America, Inc.’s guarantees, we cannot assure you that funds would be available to pay the Notes from any of our subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

We may choose to redeem the Notes when prevailing interest rates are relatively low.

The Notes are redeemable at our option and we may choose to redeem some or all of the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. See “Description of Notes—Our Redemption Rights.”

The Notes may not be rated or may receive a lower rating than anticipated.

The Notes may be rated by one or more nationally recognized statistical rating organizations. The credit ratings of the Notes will primarily reflect the assessment of rating organizations of our financial strength and our ability to pay our debts when due, and will change in accordance with our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Notes. Ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or value of, the Notes. Actual or anticipated changes or downgrades in our credit rating, including any announcement that our rating is under further review for a downgrade, could affect the market value of the Notes, increase our corporate borrowing costs and limit availability of capital.

The underwriters may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us.

We intend to use the net proceeds of this offering (i) to repay a portion of the outstanding indebtedness under the revolving credit and term loan facility, (ii) to fund a portion of the Acquisition Price for the Duke Acquisition as described above under “Summary—Recent Developments,” and (iii) for general corporate purposes, including, without limitation, working capital and investment in real estate. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters participating in this offering, is a lender under our senior unsecured revolving credit facility and term loan facility, and Fifth Third Bank, an Ohio banking corporation, an affiliate of Fifth Third Securities, Inc., one of the underwriters participating in this offering, is the managing agent and a lender under our senior unsecured revolving credit and term loan facility.

Accordingly, a portion of the net proceeds of this offering will be received by Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Fifth Third Bank, an Ohio banking corporation and such other affiliates. U.S. Bank National Association will also serve as trustee under the indentures governing the Notes and will receive customary compensation thereunder. As a result, certain of the underwriters and their affiliates have an interest in the successful completion of this offering beyond the customary underwriters’ discounts received by such underwriters, which could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in this offering.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and any documents we incorporate by reference herein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, in particular, statements about our plans, strategies, prospects, the pending acquisitions, the potential impact of such acquisitions on our results of operations, future medical office building market performance and funding of the acquisitions. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or of any such document incorporated by reference herein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus supplement or any documents we incorporate by reference herein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus supplement and any documents we incorporate by reference herein, provide examples of certain risks, uncertainties and events that could cause actual events or results to differ materially from those presented in our forward-looking statements:

•	our ability to consummate the Duke Acquisition;

•	our ability to effectively deploy proceeds of offerings of securities;

•	our ability to effectively integrate the Duke Assets into our portfolio;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third-party payors such as Medicare and Medicaid;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our existing credit facilities;

•	changes in our credit ratings;

•	Healthcare Trust of America, Inc.’s ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	delays in liquidating defaulted mortgage loan investments; and

•

the factors included in this prospectus supplement and any documents we incorporate by reference herein, including those set forth in our and Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the period ended March 31, 2017, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, you are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $890.1 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering (i) to repay a portion of the outstanding indebtedness under the revolving credit and term loan facility, (ii) to fund a portion of the Acquisition Price for the Duke Acquisition as described above under “Summary—Recent Developments,” and (iii) for general corporate purposes, including, without limitation, working capital and investment in real estate. Pending such use, we anticipate that we will invest the net proceeds of this offering in readily marketable interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

The table below sets forth the principal amounts of our debt by year of expected maturity as of March 31, 2017, excluding deferred financing costs and premiums/discounts:

	Unsecured Revolving Credit Facility due 2020	Secured Mortgage Loans	Unsecured Term Loan due 2019(1)	Unsecured Senior Notes due 2021	Unsecured Senior Notes due 2023	Unsecured Term Loan due 2023	Unsecured Senior Notes due 2026	Total
	($ in thousands)
2017	$0	$36,428	$0	$0	$0	$0	$0	$36,428
2018	0	4,721	0	0	0	0	0	4,721
2019	0	10,839	300,000	0	0	0	0	310,839
2020	170,000	49,795	0	0	0	0	0	219,795
2021	0	3,842	0	300,000	0	0	0	303,842
2022	0	70,946	0	0	0	0	0	70,946
2023	0	20,162	0	0	300,000	200,000	0	520,162
2024	0	477	0	0	0	0	0	477
2025	0	496	0	0	0	0	0	496
2026	0	516	0	0	0	0	350,000	350,516
2027 / Thereafter	0	5,089	0	0	0	0	0	5,089

Subtotal	$170,000	$203,312	$300,000	$300,000	$300,000	$200,000	$350,000	$1,823,312

(1)	Does not reflect the one-year extension at the option of the borrower which could extend the term loan to 2020.

As of March 31, 2017, we had $470.0 million outstanding under our $1,150.0 million unsecured revolving credit and term loan facility, comprised of $300.0 million outstanding under the $300.0 million term loan and $170.0 million outstanding under the $850.0 million revolving credit facility. Our unsecured revolving credit facility matures on January 31, 2020. Our unsecured term loan matures on January 31, 2019, with a one-year extension option, subject to certain conditions. The borrowings under the senior unsecured revolving credit and term loan facility were used for our working capital needs and general corporate purposes, including acquisitions and repayment of debt. Borrowings under the $300.0 million unsecured term loan accrue interest equal to adjusted LIBOR plus a margin ranging from 0.90% to 1.80% per annum based on our and Healthcare Trust of America, Inc.’s credit ratings. The margin associated with our borrowings as of March 31, 2017 was 1.15% per annum. Borrowings under the $850.0 million unsecured revolving credit facility accrue interest equal to adjusted LIBOR plus a margin ranging from 0.88% to 1.55% per annum based on our and Healthcare Trust of America, Inc.’s credit ratings. We also pay a facility fee ranging from 0.13% to 0.30% per annum on the aggregate commitments under the unsecured revolving credit facility. As of March 31, 2017, the margin associated with our borrowings was 1.05% per annum and the facility fee was 0.20% per annum. See “Description of Other Indebtedness.”

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters participating in this offering, is a lender under our senior unsecured revolving credit facility and term loan facility, and Fifth Third Bank, an Ohio banking corporation, an affiliate of Fifth Third Securities, Inc., one of the underwriters participating in this offering, is the managing agent and a lender under our senior unsecured revolving credit and term loan facility. As a result, to the extent we use the net proceeds of this offering to reduce outstanding indebtedness, a portion of the net proceeds will be received by Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Fifth Third Bank, an Ohio banking corporation and such other affiliates. U.S. Bank National Association will also serve as trustee under the indentures governing the Notes and will receive customary compensation thereunder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary historical consolidated financial data for the periods indicated. You should read this information together with our audited consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2016, and our unaudited condensed consolidated financial statements, including the related notes, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, from which such information has been derived, and which are incorporated by reference herein. Our unaudited financial data for the three months ended March 31, 2017 and 2016 have been prepared on the same basis as our annual consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of this data in all material aspects. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year.

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)		(audited)
	($ in thousands)
Revenue:
Rental income	$123,993	$107,250	$460,563	$403,553	$369,571
Interest and other operating income	354	65	365	269	1,934

Total revenues	124,347	107,315	460,928	403,822	371,505

Expenses:
Rental	39,020	33,353	143,751	123,390	113,508
General and administrative	8,423	6,773	28,773	25,578	24,947
Transaction(1)	284	1,813	6,538	4,555	9,545
Depreciation and amortization	47,056	37,828	176,866	154,134	140,432
Impairment	—	—	3,080	2,581	—
Total expenses	94,783	79,767	359,008	310,238	288,432

Income before other income (expense)	29,564	27,548	101,920	93,584	83,073

Interest expense:
Interest related to derivative financial instruments	(324)	(645)	(2,377)	(3,140)	(5,904)
Gain (loss) on change in fair value of derivative financial instruments, net	839	(2,792)	1,344	(769)	(2,870)

Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	515	(3,437)	(1,033)	(3,909)	(8,774)
Interest related to debt	(16,058)	(14,128)	(59,769)	(54,967)	(51,585)
Gain on sale of real estate, net	3	—	8,966	152	27,894
(Loss) gain on extinguishment of debt, net	(32)	—	(3,025)	123	(4,663)
Other income (expense)	8	53	286	(1,426)	49

Net income	14,000	10,036	47,345	33,557	45,994
Net income attributable to noncontrolling interests	(455)	(176)	(1,433)	(626)	(623)

Net income attributable to common stockholders	$13,545	$9,860	$45,912	$32,931	$45,371

(1)	During the three months ended March 31, 2017, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the application of pro forma adjustments to our historical consolidated financial statements. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the other information contained in this prospectus supplement, the accompanying prospectus, the related notes to this pro forma financial information and with our historical consolidated financial statements and the related notes included in our filings with the SEC, that are incorporated by reference into this prospectus supplement.

The unaudited pro forma information set forth below reflects our historical information, as adjusted to give effect to the following transactions, which are described in more detail elsewhere in this prospectus supplement:

•

Consummation of the Duke Acquisition, consisting of a portfolio of 71 MOBs, seven development projects, interests in two MOBs held in joint ventures and two land parcels for a total purchase price of $2.75 billion, including a credit of approximately $50 million for development costs of partially developed properties;

•	The receipt by us of approximately $891.6 million of net proceeds from the offering of the Notes, after deducting underwriting discounts and before deducting expenses;

•	The sale of 54,625,000 shares of common stock in an equity offering completed in May 2017;

•	Borrowing approximately $422 million under the Bridge Loan Facility or other long-term debt financing to fund a portion of the purchase price of the Duke Acquisition; and

•	Borrowing $330.0 million under the Seller Financing.

The unaudited pro forma condensed consolidated statements of operations give effect to the matters described above as if they occurred on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of the Duke Assets, in their entirety and related financing occurred on March 31, 2017. The interests in the two joint ventures carry provisions that restrict transfer of ownership and are subject to approval by their members or partners, and in the opinion of management, their ultimate acquisition is not considered probable. However, these interests, as well as other buildings with ground leases subject to ROFR or ROFO provisions for which management believes ultimate acquisition is probable, have been included in the pro forma condensed combined financial information, and in conjunction with the notes thereto, illustrate on a combined basis the entirety of the Duke Acquisition.

The historical statements of operations presented in the unaudited pro forma condensed consolidated financial information are for the three months ended March 31, 2017 as presented in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, and for the year ended December 31, 2016 as presented in our Annual Report on Form 10-K for the year ended December 31, 2016, each of which is incorporated by reference into this prospectus supplement. The historical balance sheet presented in the unaudited pro forma condensed consolidated financial information is as of March 31, 2017 as presented in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which is incorporated by reference into this prospectus supplement.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma condensed consolidated financial information have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results, including certain preliminary purchase price allocation adjustments required by applicable accounting guidance. Because the acquisition has not yet been completed and we plan to engage a third-party provider to perform the purchase price allocations, any such adjustments are estimates and are subject to risks and uncertainties that could cause actual results to differ materially from the assumptions used in this unaudited pro forma condensed consolidated financial information. See “Risk Factors” and “Forward-Looking Statements.”

This unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet do not purport to represent what our results of operations would have been had such transactions been consummated on the dates indicated, nor do they represent our financial position or results of operations for any future date or period. Our actual results following the completion of all of these transactions may be materially different than those presented in this unaudited condensed consolidated financial information.

	Unaudited Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2017
	(A) Healthcare Trust of America, Inc. historical	(B) Offering	(C) Historical Duke MOB Portfolio	(D) Other Duke Assets	Pro Forma Adjustments		Pro forma
	($ in thousands)
ASSETS
Real estate investments, net	$3,503,920	$—	$2,487,833	$187,601	$—		$6,179,354
Cash & cash equivalents	16,034	891,562	(2,470,183)	(293,567)	1,872,188	(E)	16,034
Restricted cash and escrow deposits	8,043	—	—	—	—		8,043
Receivables and other assets, net	179,719	—	—	—	—		179,719
Investments in unconsolidated entities	—	—	—	106,639	—		106,639
Other intangibles, net	45,301	—	45,589	5,412	—		96,302

Total assets	$3,753,017	$891,562	$63,239	$6,085	$1,872,188		$6,586,091

LIABILITIES & EQUITY
Liabilities:
Debt	$1,811,208	$891,562	$—	$—	$422,445	(E)	$3,125,215
Accounts payable and accrued liabilities	98,222	—	—	—	—		98,222
Derivative financial instruments – interest rate swaps	1,653	—	—	—	—		1,653
Security deposits, prepaid rent & other liabilities	51,409	—	—	—	—		51,409
Intangible liabilities, net	36,009	—	63,239	6,085	—		105,333

Total liabilities	1,998,501	891,562	63,239	6,085	422,445		3,381,832
Redeemable noncontrolling interests	4,661	—	—	—	—		4,661
Equity:
Preferred stock, $0.01 par value, 200,000,000 shares authorized; none issued and outstanding	—	—	—	—	—		—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 141,825,110 shares issued and outstanding as of March 31, 2017, actual and 196,450,110 shares issued and outstanding at March 31, 2017, as adjusted	1,418	—	—	—	546	(E)	1,964
Additional paid–in–capital	2,754,229	—	—	—	1,449,197	(E)	4,203,426
Accumulated other comprehensive loss	(85)	—	—	—	—		(85)
Cumulative dividends in excess of earnings	(1,098,561)	—	—	—	—		(1,098,561)

Total stockholders’ equity	1,657,001	—	—	—	1,449,743		3,106,744
Noncontrolling interest	92,854	—	—	—	—		92,854

Total equity	1,749,855	—	—	—	1,449,743		3,199,598

Total liabilities and equity	$3,753,017	$891,562	$63,239	$6,085	$1,872,188		$6,586,091

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Historical amounts reported by us in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

(B) Represents the estimated net cash proceeds from issuance of $400 million in 2.950% Senior Notes due 2022 and $500 million in 3.750% Senior Notes due 2027, after deducting any underwriting discounts and commissions of this offering.

(C) Represents the estimated fair value of the Duke Assets, excluding assets for which sufficient operating results (three months or less) existed as of March 31, 2017 and unconsolidated investments in joint ventures where real estate operations were the sole business activity but whose ultimate transfer of interests are subject to approval by other partners or members (refer to footnote D below). We allocated to real estate investments, net, $2.1 billion, to buildings with an estimated useful life of 39 years, approximately $212 million, to lease intangibles with an estimated useful life of 15 years, and approximately $211 million, to land.

In addition, approximately 24 of the Duke Assets with a total value of approximately $1.1 billion are subject to ground leases or other lease provisions that contain a ROFO or a ROFR for which these rights have not been waived or have not expired. Under these agreements, the holders of the ROFO or ROFR have an opportunity to acquire these properties, and although the Company believes that the ultimate acquisition of these assets is probable, these acquisitions are not within the Company’s control. Therefore, the ultimate amount, allocation of purchase price, and/or date of the completion these asset purchases could be materially different from the unaudited pro forma condensed consolidated financial information provided. Assets under ROFO or ROFR with their estimated purchase price allocation by balance sheet caption as of March 31, 2017 is as follows:

As of March 31, 2017
($ in thousands)
Land	$—
Buildings	1,016,385
Intangibles	102,372

Real estate investments, net	1,118,757
Other intangibles, net	37,715
Intangible liabilities, net . . . . . . . . . . . . . . . . . . . . .	(39,918)

Total	$1,116,554

(D) Represents the estimated fair value of the Duke Assets with operating results of less than three months as of March 31, 2017 and unconsolidated investments in joint ventures where real estate operations were the sole business activity but whose ultimate acquisition was subject to approval by other partners or members. We evaluated the investments in unconsolidated subsidiaries on a preliminary basis with information provided; however, as part of our ultimate closing of the acquisition and facts and circumstances that may arise prior to closing, we may determine sufficient control or other factors exist to conclude the entities should be consolidated with the Company’s results under applicable accounting guidance.

We allocated approximately $268 million to buildings with an estimated useful life of 39 years, approximately $27 million to lease intangibles with an estimated useful life of 15 years, and approximately $5 million to land.

(E) Represents the estimated net cash proceeds and paid-in-capital from the issuance of 54,625,000 shares of common stock completed in May 2017, at a price to public of $28.50 per share, equal to the last sale price of our Class A common stock on April 28, 2017, after deducting the underwriting discounts and commissions and other estimated expenses of this offering, as well as the application of the net proceeds from this offering as described in “Use of Proceeds” and the utilization of the Seller Financing in the amount of $330 million in addition to the Bridge Loan Facility or other long-term debt financing to fund the remaining purchase price for the Duke Assets. The ultimate amount of proceeds from this offering, subsequent offerings of debt or equity, dispositions of assets, or proceeds from joint venture arrangements are subject to market conditions and may cause the assumptions contained herein to be materially different from the information provided as part of the unaudited pro forma condensed combined financial information.

	Unaudited Pro Forma Condensed Consolidated Income Statement For the Three Months Ended March 31, 2017
	(A) Healthcare Trust of America, Inc. historical	(B) Offering	(C) Historical Duke MOB Portfolio	(D) Other Duke Assets	Pro Forma Adjustments		Pro forma
	($ in thousands)
Revenues:
Rental income	$123,993	$—	$43,298	$367	$1,181	(D, E)	$168,839
Interest and other operating income	354	—		—	38	(D)	392

Total revenues	124,347	—	43,298	367	1,219		169,231
Expenses:
Rental	39,020	—	7,453	79	6,697	(D, E)	53,249
Real estate taxes	—	—	5,742	46	(5,788)	(D)	—
General & administrative	8,423	—	—	—	—		8,423
Transaction	284	—	—	—	—		284
Depreciation & amortization	47,056	—	—	—	18,095	(F)	65,151
Impairment	—	—	—	—	—		—

Total expenses	94,783	—	13,195	125	19,004		127,107

Income before other income (expenses)	29,564	—	30,103	242	(17,787)		42,122
Interest expense:
Interest related to derivative financial instruments	(324)	—	—	—	—		(324)
Net gain (loss) on change in fair value of derivative financial instruments	839	—	—	—	—		839

Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	515	—	—	—	—		515
Interest related to debt	(16,058)	(7,638)	—	—	(4,256)	(G)	(27,952)
Gain on sales of real estate	3	—	—	—	—		3
Loss on extinguishment of debt, net	(32)	—	—	—	—		(32)
Income (loss) from investments in unconsolidated subsidiaries	—	—	—	1,494	(785)	(F)	709
Other income	8	—	—	—	—		8

Net income (loss)	14,000	(7,638)	30,103	1,736	(22,828)		15,373

Net income attributable to noncontrolling interests	(455)						(455)

Net income (loss) attributable to common shareholders	$13,545	$(7,638)	$30,103	$1,736	$(22,828)		$14,918

Earnings per common share–basic:
Net income attributable to common stockholders	$0.10						$0.08	(H)
Earnings per common share–diluted:
Net income attributable to common stockholders	$0.09						$0.07	(H)
Weighted average number of common shares outstanding:
Basic	141,780				54,625	(H)	196,405	(H)
Diluted	146,117				54,625	(H)	200,742	(H)

	Unaudited Pro Forma Condensed Consolidated Income Statement For the Year Ended December 31, 2016
	(A) Healthcare Trust of America, Inc. historical	(B) Offering	(C) Historical Duke MOB Portfolio	(D) Other Duke Assets	Pro Forma Adjustments		Pro forma
	($ in thousands)
Revenues:
Rental income	$460,563	$—	$161,838	$620	$4,774	(D, E)	$627,795
Interest and other operating income	365	—	—	—	102	(D)	467

Total revenues	460,928	—	161,838	620	4,876		628,262
Expenses:
Rental	143,751	—	29,588	9	22,854	(D)	196,202
Real estate taxes	—	—	19,131	83	(19,214)	(D)	—
General & administrative	28,773	—	—	—	—		28,773
Transaction	6,538	—	—	—	—		6,538
Depreciation & amortization	176,866	—	—	—	72,382	(F)	249,248
Impairment	3,080	—	—	—			3,080

Total expenses	359,008	—	48,719	92	76,022		483,841

Income before other income (expenses)	101,920	—	113,119	528	(71,146)		144,421
Interest expense:
Interest related to derivative financial instruments	(2,377)	—	—	—	—		(2,377)
Net gain on change in fair value of derivative financial instruments	1,344	—	—	—	—		1,344

Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	(1,033)	—	—	—	—		(1,033)
Interest related to debt	(59,769)	(30,550)	—	—	(17,024)	(G)	(107,343)
Gain on sales of real estate	8,966	—	—	—	—		8,966
Loss on extinguishment of debt, net	(3,025)	—	—	—	—		(3,025)
Income (loss) from investments in unconsolidated subsidiaries	—	—	—	5,930	(3,141)	(F)	2,789
Other income	286	—	—	—	—		286

Net income (loss)	47,345	(30,550)	113,119	6,458	(91,311)		45,061
Net income attributable to noncontrolling interests	(1,433)	—	—	—	—		(1,433)

Net income (loss) attributable to common shareholders	$45,912	$(30,550)	$113,119	$6,458	$(91,311)		$43,628

Earnings per common share–basic:
Net income attributable to common stockholders	$0.34						$0.23	(H)
Earnings per common share–diluted:
Net income attributable to common stockholders	$0.33						$0.22	(H)
Weighted average number of common shares outstanding:
Basic	136,620				54,625	(H)	191,245	(H)
Diluted	140,259				54,625	(H)	194,884	(H)

S–26

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Historical amounts reported by us in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and in our Annual Report on Form 10-K for the year ended December 31, 2016.

(B) Represents the corresponding interest expense from the anticipated funding of $400 million in 2.950% Senior Notes due 2022 and $500 million in 3.750% Senior Notes due 2027.

(C) Represents historical revenues and expenses for the three months ended March 31, 2017 and the year ended December 31, 2016. See Notes (C), (D) and (E) to our unaudited pro forma condensed consolidated balance sheet above for a description of the assets referenced in the respective headings. In addition, as described in Note (C) to our unaudited pro forma condensed consolidated balance sheet, 24 of the Acquisition Assets are subject to ground leases or other lease provisions that contain a ROFO or a ROFR for which these rights have not been waived. Components of the statements of operations for these assets under ROFO or ROFR for the three months ended March 31, 2017 and year ended December 31, 2016 is as follows ($ in thousands):

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
	($ in thousands)
Revenues	$19,693	$76,667
Rental expenses	9,081	34,397
Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . .	8,221	32,886

Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,391	$9,384

(D) Represents certain reclassifying adjustments of historical data of the anticipated acquisitions to conform with the Company’s historical presentation of these items in the condensed combined income statements.

(E) Represents estimated amortization of intangible liabilities and other lease intangible assets for the three months ended March 31, 2017 and the year ended December 31, 2016 in rental income and rental expense, respectively from the corresponding balance sheet impacts of allocated above or below market rents and above or below market leasehold interests as contemplated as part of our purchase price allocation for the Duke Acquisition based on an estimated weighted-average amortization term of 15 years.

(F) Represents estimated depreciation expense for the three months ended March 31, 2017 and the year ended December 31, 2016 based on the estimated fair values of the assets expected to be acquired and their estimated useful lives. Actual fair values and useful lives are subject to the completion of purchase price allocations and may be materially different. See Notes (C) and (D) to our unaudited pro forma condensed consolidated balance sheet above.

(G) We expect to fund approximately $330 million of the total purchase price of the Duke Assets with the Seller Financing, bearing interest at 4% per annum and with the use of the Bridge Loan Facility or other long-term debt financing bearing interest at LIBOR plus applicable margin. While we have entered into a commitment letter relating to the Bridge Loan Facility, the closing and funding of that loan are subject to certain conditions precedent and the negotiation of and entry into definitive documentation. Accordingly, there can be no assurance that we will obtain the Bridge Loan Facility on the terms described above or at all. For more information about the Bridge Loan Facility, see “Summary – Recent Developments.”

(H) Weighted average number of shares of common stock outstanding and net income (loss) attributable to common shareholders per share of common stock are adjusted to reflect the issuance of 54,625,000 shares of common stock in this offering and assume that the shares were outstanding from January 1, 2016.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America Holdings, LP
	Three Months ended March 31,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	1.82	1.73	1.55	1.78	1.46		(2)

(1)	We restated the information for the years ended December 31, 2013 and 2012 to conform to our 2014 presentation. The results of operations of the property that was previously classified as held for sale has been reclassified out of discontinued operations for the periods ended 2013 and 2012.

(2)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2012. The total fixed charges for that year was $46.7 million, and the total earnings were $22.3 million. The deficiency amounts, or the amounts of fixed charges in excess of earnings for that year was $24.4 million.

	Healthcare Trust of America, Inc.
	Three Months ended March 31,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	1.79	1.71	1.55	1.77	1.45		(2)

(1)	We restated the information for the years ended December 31, 2013 and 2012 to conform to our 2014 presentation. The results of operations of the property that was previously classified as held for sale has been reclassified out of discontinued operations for the periods ended 2013 and 2012.

(2)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2012. The total fixed charges for that year was $46.7 million, and the total earnings were $22.3 million. The deficiency amounts, or the amounts of fixed charges in excess of earnings for that year was $24.4 million.

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to pre-tax income (loss) from continuing operations and “fixed charges” as the sum of interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness and the estimate of interest within rental expense.

There was no preferred stock of Healthcare Trust of America Holdings, LP or Healthcare Trust of America, Inc. outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Unsecured Revolving Credit and Term Loan Facility

On November 19, 2014, we and Healthcare Trust of America, Inc. entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, the other agents named therein and the lenders named therein to obtain a senior unsecured revolving credit facility in an aggregate maximum principal amount of $800.0 million and a term loan facility in an aggregate maximum principal amount of $300.0 million, subject to the increase described below.

On February 11, 2015, we executed an amendment to the unsecured revolving credit and term loan facility which added an additional lender and increased the amount available under the senior unsecured revolving credit facility from $800.0 million to $850.0 million. The other existing terms of the senior unsecured revolving credit and term loan facility were unchanged.

The proceeds of loans made under our senior unsecured revolving credit and term loan facility may be used for our working capital needs and general corporate purposes, including acquisitions and repayment of debt. As discussed above, on February 11, 2015, we executed an amendment to the senior unsecured revolving credit and term loan facility to increase the commitments under the revolving credit facility by $50.0 million.

As of March 31, 2017, we had $470.0 million outstanding under our $1,150.0 million senior unsecured revolving credit and term loan facility, comprised of $300.0 million outstanding under the term loan (excluding approximately $1.5 million in net deferred financing costs) and $170.0 million outstanding under the revolving credit facility. Borrowings under the senior unsecured revolving credit facility accrue interest equal to adjusted LIBOR, plus a margin ranging from 0.88% to 1.55% per annum based on our credit rating. We also pay a facility fee ranging from 0.13% to 0.30% per annum on the aggregate commitments under the unsecured revolving credit facility. As of March 31, 2017, the interest rate with respect to the revolving credit facility was 1.49% per annum, the margin associated with our borrowings was 1.05% per annum and the facility fee was 0.20% per annum. Including the impact of the interest rate swaps associated with our unsecured term loan, the interest rate was 1.73% per annum, based on our current credit rating. The senior unsecured term loan matures on January 31, 2019, and includes a one-year extension exercisable at the option of the borrower, subject to certain conditions.

Our senior unsecured revolving credit and term loan facility requires compliance with certain financial and operating covenants, including, among other things: a maximum ratio of total indebtedness to total asset value; a maximum ratio of secured indebtedness to total asset value; a minimum ratio of EBITDA to fixed charges; a maximum ratio of unsecured indebtedness to unencumbered asset value; and a minimum ratio of unencumbered net operating income to unsecured interest expense. Our senior unsecured revolving credit and term loan facility also contains customary events of default, including, but not limited to, non-payment of principal, interest fees or other amounts, breaches of covenants and bankruptcy or other insolvency events. Healthcare Trust of America, Inc. is also restricted from making distributions to its stockholders in the event it is in default under our senior unsecured revolving credit and term loan facility, except to the extent necessary for it to maintain its REIT status. Management believes that it was in compliance with the covenants as of March 31, 2017.

Senior Unsecured Term Loan

On July 20, 2012, we entered into our senior unsecured term loan facility with Wells Fargo Bank, N.A., as administrative agent, Wells Fargo Securities, LLC, as lead arranger, and the lenders named therein to obtain a senior unsecured term loan facility in an aggregate principal amount of $155.0 million, subject to increase as discussed below. The proceeds of loans made under our senior unsecured term loan facility were used for our working capital needs and general corporate purposes, including payment of tender offer obligations.

On September 26, 2016, we executed a third modification to the $155.0 million senior unsecured term loan facility with Wells Fargo Bank, N.A., as administrative agent, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One, National Association, and PNC Capital Markets, LLC, as joint lead arrangers and joint bookrunners, and U.S. Bank National Association, as documentation agent. The third modification (i) increased the amount available under the existing senior unsecured term loan facility from $155.0 million to $200.0 million; (ii) removed HTA as a guarantor so long as certain conditions remain true; (iii) extended the maturity date from July 19, 2019 to September 26, 2023; and (iv) modified the interest rate thereon to be equal to LIBOR, plus a margin ranging from 1.55% to 2.40% per annum to 1.50% to 2.45% per annum based on the credit rating and the margin association with the senior unsecured term loan facility from 1.70% per annum to 1.65% per annum. The other existing terms of the senior unsecured term loan facility remained unchanged in material part.

As of March 31, 2017, we had $200.0 million as an unsecured term loan from this facility (excluding approximately $1.9 in net deferred financing costs). We have interest rate swaps in place that fix the interest rate at 2.87% per annum, based on our current credit rating. The maximum principal amount under this unsecured term loan may be increased by us, subject to such additional financing being provided by our existing lender.

As stated above, on September 26, 2016, we executed a third modification to the senior unsecured term loan facility that is in line with those of our senior unsecured revolving credit and term loan facility. Management believes that it was in compliance with the covenants as of March 31, 2017.

3.38% Senior Notes due July 15, 2021

On June 26, 2014, we issued $300.0 million in aggregate principal amount of 3.38% Senior Notes due 2021 in an offering registered under the Securities Act. At March 31, 2017, we had a total of approximately $300.0 million of 2021 Notes (excluding approximately $1.4 million in net discount and $1.8 million in net deferred financing costs) outstanding. The 2021 Notes bear interest at 3.38% per annum and are payable semi-annually. The 2021 Notes were offered at 99.21% of the principal amount thereof, with an effective yield to maturity of 3.50% per annum.

The terms of the 2021 Notes are governed by an indenture, dated June 26, 2014, among Healthcare Trust of America Holdings, LP, as issuer, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. This indenture contains various restrictive covenants virtually identical to the indentures governing the Notes, including limitations on our ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies.

The 2021 Notes are guaranteed by Healthcare Trust of America, Inc. and mature on July 15, 2021.

3.70% Senior Notes due April 15, 2023

On March 28, 2013, we issued $300.0 million in aggregate principal amount of 3.70% Senior Notes due 2023 in an offering exempt from registration pursuant to Rule 144A under the Securities Act. The 2023 Notes bear interest at 3.70% per annum and are payable semi-annually. The 2023 Notes were offered at 99.19% of the principal amount thereof, with an effective yield to maturity of 3.80% per annum.

On November 21, 2013, we completed the exchange offer of the 2023 Notes for a new series of 2023 Notes that are now registered under the Securities Act. The new series of registered 2023 Notes have substantively identical terms to the initial series of the 2023 Notes.

The terms of the 2023 Notes are governed by an indenture, dated March 28, 2013, among Healthcare Trust of America Holdings, LP, as issuer, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. This indenture contains various restrictive covenants virtually identical to the indentures governing the Notes, including limitations on our ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies.

At March 31, 2017, we had a total of approximately $300.0 million of 2023 Notes (excluding approximately $1.5 million in net discount and $2.1 in net deferred financing costs) outstanding. The 2023 Notes are guaranteed by Healthcare Trust of America, Inc. and mature on April 15, 2023.

3.50% Senior Notes due August 1, 2026

On July 12, 2016, we issued $350.0 million in aggregate principal amount of 3.50% Senior Notes due 2026 in an offering registered under the Securities Act. At March 31, 2017, we had a total of approximately $350.0 million of 2026 Notes (excluding approximately $2.1 million in net discount and $1.5 million in net deferred financing costs) outstanding. The 2026 Notes bear interest at 3.50% per annum and are payable semi-annually. The 2026 Notes were offered at 99.72% of the principal amount thereof, with an effective yield to maturity of 3.53% per annum.

The terms of the 2026 Notes are governed by an indenture, dated July 12, 2016, among Healthcare Trust of America Holdings, LP, as issuer, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. This indenture contains various restrictive covenants virtually identical to the indentures governing the Notes, including limitations on our ability to incur additional indebtedness, requirements to maintain a pool of unencumbered assets and requirements to maintain insurance with financially sound and reputable insurance companies.

The 2026 Notes are guaranteed by Healthcare Trust of America, Inc. and mature on August 1, 2026.

Mortgage Debt

At March 31, 2017, we had a total of approximately $203.3 million of mortgage debt (excluding approximately $2.0 million in net premium and $276,000 in net deferred financing costs) with 14 encumbered properties having a $361.3 million aggregate gross book value.

Our mortgage debt is generally recourse solely to the specific properties securing the debt except in case of fraud, misapplication of funds and certain other limited recourse carve-out provisions, which could extend recourse to us. Much of our secured debt is prepayable, subject to various prepayment, yield maintenance or defeasance obligations.

Much of our secured debt includes lock-box arrangements under certain circumstances. We are permitted to spend an amount required to cover our operating expenses, taxes, debt service, insurance and capital expenditure reserves even if revenues are flowing through a lock-box in cases where a specified debt service coverage ratio is not met. All of our consolidated loans subject to lock-box provisions currently exceed the applicable minimum debt service coverage ratios.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the Notes and the indentures, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes and the indentures, which are incorporated herein by reference. We will provide copies of these documents to you upon request. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the indentures, as applicable. As used in this section, the terms “we,” “us,” “our” or “Healthcare Trust of America Holdings, LP” refer to Healthcare Trust of America Holdings, LP and not to any of its subsidiaries, unless stated otherwise. Unless the context requires otherwise, the term “interest” includes additional interest, as described below and references to dollars mean U.S. dollars.

General

The Notes will be issued pursuant to separate indentures, each to be dated as of June 8, 2017, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., as guarantor, and U.S. Bank National Association, as trustee. You may request copies of the indentures and the forms of the Notes from us.

The Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry, Delivery and Form.” The registered holder of a Note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The Notes will be fully and unconditionally guaranteed by Healthcare Trust of America, Inc. on an unsecured and unsubordinated basis. See “—Guarantees; Release” below.

The terms of the Notes provide that we are permitted to reduce interest payments and payments upon a redemption of Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the Notes and payments upon a redemption of Notes.

Ranking

The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated indebtedness, including the 2026 Notes, the 2023 Notes and the 2021 Notes. However, the Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be effectively subordinated in right of payment to all existing and future liabilities, whether secured or unsecured, of our subsidiaries. As of March 31, 2017, we had approximately $205.0 million of secured indebtedness (including approximately $2.0 million in net premium and $276,000 in net deferred financing costs associated with our secured mortgage debt) and $1,606.2 million of unsecured and unsubordinated indebtedness (including approximately $2.1 million, $1.5 million and $1.4 million in net discount associated with our 2026 Notes, our 2023 Notes and our 2021 Notes, respectively and $8.8 million in net deferred financing costs) outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the indentures governing the Notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor do the indentures afford holders of the Notes protection in the event of (i) a recapitalization transaction or other highly leveraged or similar transaction, (ii) a change of control of us or (iii) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. See “Risk Factors—Risks Related to the Notes and the Offering.” Despite our substantial indebtedness, we or our subsidiaries may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our inability to pay the principal of or interest on the Notes.

Additional Notes

The 2022 Notes will initially be limited to an aggregate principal amount of $400 million, and the 2027 Notes will initially be limited to an aggregate principal amount of $500 million. We may, without the consent of holders of the Notes, increase the principal amount of either series of Notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date), and with the same CUSIP number as the applicable series of Notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the relevant Notes offered hereby. The Notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indentures.

Interest

Interest on the 2022 Notes will accrue at the rate of 2.950% per year from and including June 8, 2017 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018. The interest so payable will be paid to each holder in whose name a 2022 Note is registered at the close of business on the December 15 or June 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the 2027 Notes will accrue at the rate of 3.750% per year from and including June 8, 2017 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2018. The interest so payable will be paid to each holder in whose name a 2027 Note is registered at the close of business on the December 15 or June 15 (whether or not a business day) immediately preceding the applicable interest payment date.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day.

If we redeem the Notes in accordance with the terms of such Note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The 2022 Notes will mature on July 1, 2022 and the 2027 Notes will mature on July 1, 2027 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Our Redemption Rights” below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We may redeem the 2022 Notes at our option and in our sole discretion, at any time or from time to time prior to June 1, 2022, and the 2027 Notes at our option and in our sole discretion, at any time or from time to time prior to April 1, 2027, in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) that would be due if the Notes matured on the respective Par Call Date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points (0.20%) for the 2022 Notes, and 25 basis points (0.25%) for the 2027 Notes, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its Notes for redemption).

Notwithstanding the foregoing, if the Notes are redeemed on or after the respective Par Call Date, the redemption price will be equal to 100% of the principal amount of the applicable series of Notes being redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Par Call Date” means June 1, 2022 with respect to the 2022 Notes (one month prior to the maturity date) or April 1, 2027 with respect to the 2027 Notes (three months prior to the maturity date).

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) Wells Fargo Securities, LLC or its successors, (2) J.P. Morgan Securities LLC or its successors and (3) any two other Primary Treasury Dealers selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1) or (2) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Life” means the remaining term of the Notes to be redeemed, calculated as if the maturity date of such Notes were the applicable Par Call Date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

If we decide to redeem the Notes in part, the trustee will select the Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the Notes.

In the event of any redemption of Notes in part, we will not be required to:

•

issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the Notes on the redemption date, then on and after such date:

•	such Notes will cease to be outstanding;

•	interest on such Notes will cease to accrue; and

•	all rights of holders of such Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitations on Incurrence of Debt.

Limitation on Total Outstanding Debt.    The Notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indentures governing the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Secured Debt.    In addition to the foregoing limitation on the incurrence of Debt, the Notes will provide that we will not, and will not permit any subsidiary to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indentures governing the Notes, secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any of our subsidiaries’ property if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all of our and our subsidiaries’ outstanding Debt on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or our subsidiaries’ property is greater than 40% of the sum of (without duplication) (1) Total Assets as of the end of our most recently completed fiscal quarter prior to the incurrence of such additional Debt and (2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by us or any of our subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; provided that for purposes of this limitation, the amount of obligations under capital leases shown as a liability on our consolidated balance sheet shall be deducted from Debt and from Total Assets.

Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge.    Furthermore, the Notes also will provide that we will not, and will not permit any of our subsidiaries to, incur any Debt, other than Intercompany Debt and guarantees of Debt incurred by us or our subsidiaries in compliance with the indentures governing the Notes, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on an unaudited pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that: (1) such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four- quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition being included in such unaudited pro forma calculation; and (4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets or other placement of any assets in service or removal of any assets from service by us or any of our subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition, disposition, placement in service or removal from service, or any related repayment of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service, being included in such unaudited pro forma calculation.

Maintenance of Unencumbered Total Asset Value.    The Notes will provide that we, together with our subsidiaries, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate outstanding principal amount of all our and our subsidiaries’ unsecured Debt, taken as a whole.

Insurance.    The Notes will provide that we will, and will cause each of our subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by persons engaged in similar businesses or as may be required by applicable law.

As used herein:

“Acquired Debt” means Debt of a person (1) existing at the time such person becomes a subsidiary or (2) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

“Annual Debt Service Charge” as of any date means the amount of interest expense determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of us and our subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) Annual Debt Service Charge of us and our subsidiaries, (2) provision for taxes of us and our subsidiaries based on income, (3) provisions for gains and losses on properties and depreciation and amortization, (4) increases in deferred taxes and other non-cash items, (5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (6) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period, and (7) amortization of deferred charges.

“Debt” means any of our or any of our subsidiaries’ indebtedness, whether or not contingent, in respect of (without duplication) (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a subsidiary of us, by Healthcare Trust of America, Inc.’s board of directors) of the property subject to such mortgage, pledge, lien, charge, encumbrance or security interest, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles; but only to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. The term “Debt” also includes, to the extent not otherwise included, any obligation of us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business or for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which we are a party and have assigned our interest, provided that such assignee of ours is not in default of any amounts due and owing under such leases), Debt of another person (other than us or any of our subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our subsidiaries whenever we or such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Earnings from Operations” means, for any period, net income or loss of us and our subsidiaries, excluding (1) provisions for gains and losses on sales of investments or joint ventures; (2) provisions for gains and losses on disposition of discontinued operations; (3) extraordinary and non-recurring items; and (4) impairment charges, property valuation losses and non-cash charges necessary to record interest rate contracts at fair value; plus amounts received as rent under leases which are accounted for as financing arrangements net of related interest income, as reflected in the consolidated financial statements of us and our subsidiaries for such period determined in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are any of us, Healthcare Trust of America, Inc. and any subsidiary; provided, however, that with respect to any such Debt of which we or Healthcare Trust of America, Inc. is the borrower, such Debt is subordinate in right of payment to the Notes.

“Total Assets” as of any date means the sum of (1) our and all of our subsidiaries’ Undepreciated Real Estate Assets and (2) all of our and our subsidiaries’ other assets determined in accordance with generally accepted accounting principles (but excluding intangibles).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the sum of (1) those Undepreciated Real Estate Assets not encumbered by any mortgage, lien, charge, pledge or security interest and (2) all of our and our subsidiaries’ other assets on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles), in each case which are unencumbered by any mortgage, lien, charge, pledge or security interest; provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Maintenance of Unencumbered Total Asset Value,” all investments by us and any subsidiary in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with generally accepted accounting principles shall be excluded from Unencumbered Total Asset Value.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of Notes upon request.

Guarantees; Release

Healthcare Trust of America, Inc. will fully and unconditionally guarantee our obligations under the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantees will be an unsecured and unsubordinated obligation of Healthcare Trust of America, Inc. and will rank equally in right of payment with other unsecured and unsubordinated obligations of Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. will be automatically and unconditionally released and discharged from its guarantee obligations, following delivery of a written notice by us to the trustee, upon the release of all guarantees by Healthcare Trust of America, Inc. of the 2026 Notes, the 2023 Notes, the 2021 Notes and our $1,150.0 million senior unsecured revolving credit and term loan facility and any additional guarantees by Healthcare Trust of America, Inc. of senior unsecured indebtedness. Healthcare Trust of America, Inc. has no material assets other than its investment in us.

Merger, Consolidation or Sale

The indentures provide that we or Healthcare Trust of America, Inc. may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or Healthcare Trust of America, Inc., as the case may be, shall be the continuing entity, or the successor entity (if other than us or Healthcare Trust of America, Inc., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the indentures;

•

immediately after giving effect to the transaction, no Event of Default under the indentures, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and we shall be discharged from our obligations under the Notes and the indentures.

Events of Default

The indentures provide that the following events are “Events of Default” with respect to the Notes:

•	default for 90 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the indentures shall not constitute a default in the payment of principal;

•

our failure to comply with any of our other agreements in the Notes or the indentures upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the 2022 Notes and 2027 Notes then outstanding, respectively, and our failure to cure (or obtain a waiver of) such default within 90 days after we receive such notice;

•

failure to pay any indebtedness for money borrowed by us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively), provided, however, that $50.0 million will be replaced by $35.0 million for so long as any of the 2026 Notes, 2023 Notes or 2021 Notes are outstanding; or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, Healthcare Trust of America, Inc. or any of our Significant Subsidiaries or any substantial part of their respective property.

As used herein, “Significant Subsidiary” means any subsidiary which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect on the original issue date of the Notes.

If an Event of Default under the indentures with respect to the Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively, may declare the principal amount of all of the Notes to be due and payable immediately by written notice thereof to us and Healthcare Trust of America, Inc. (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the Notes that have become due solely because of such acceleration, have been cured or waived as provided in the indentures.

Notwithstanding the foregoing, the sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our and Healthcare Trust of America, Inc.’s covenant to provide certain reports under the indentures shall be the accrual of additional interest on the Notes as set forth below under “—Reports.”

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively, may waive any past default with respect to the Notes and its consequences, except a default:

•

in the payment of the principal of or interest on the Notes, unless such default has been cured and we or Healthcare Trust of America, Inc. shall have deposited with the trustee all required payments of the principal of and interest on the Notes; or

•	in respect of a covenant or provision contained in the indentures that cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby.

The trustee will be required to give notice to the holders of the Notes of a default under the indentures unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the Notes of any default with respect to the Notes (except a default in the payment of the principal of or interest on the Notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indentures provide that no holders of the Notes may institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Notes from instituting suit for the enforcement of payment of the principal of and interest on the Notes at the respective due dates thereof.

Subject to provisions in the indentures relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any holders of the Notes then outstanding under the indentures, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Notes (or of all Notes then outstanding under the indentures, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indentures, which may be unduly prejudicial to the holders of the Notes not joining therein or the action would involve the trustee in personal liability.

Within 120 days after the close of each fiscal year, we and Healthcare Trust of America, Inc. must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indentures and, if so, specifying each default and the nature and status thereof.

Defeasance

We may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. discharged with respect to the outstanding Notes and guarantees (“Legal Defeasance”). Legal Defeasance means that we and Healthcare Trust of America, Inc. shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and guarantees, and to have satisfied all other obligations under such Notes, the guarantees and the indentures, except as to:

•

the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such Notes when such payments are due from the trust funds referred to below;

•

our obligations with respect to such Notes including exchange and registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, issuing temporary Notes, cancellation of Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties, and immunities of the trustee, and our and Healthcare Trust of America, Inc.’s obligations in connection therewith; and

•	the Legal Defeasance provisions of the indentures.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of Healthcare Trust of America, Inc. released with respect to certain covenants under the indentures, including the covenants listed under “—Certain Covenants” above, as described in the indentures (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indentures and such Notes and guarantees will be unaffected by the occurrence of Covenant Defeasance, and the Notes will continue to be deemed “outstanding” for all other purposes under the indentures other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the redemption date of the Notes, as the case may be, and we must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of the indentures, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indentures and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or Healthcare Trust of America, Inc. is a party or by which we or Healthcare Trust of America, Inc. is bound;

•

we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indentures will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indentures) as to all outstanding Notes when:

•	either:

•

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) are to be called for redemption under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we, in the case of clause (1) or (2) above, have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indentures or any other agreement or instrument to which we are a party or to which we are bound;

•	we have paid or caused to be paid all other sums payable under the indentures by us; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indentures relating to the satisfaction and discharge of the indentures have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the indentures (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of Note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding 2022 Notes and 2027 Notes, respectively; provided, however, that no modification or amendment may, without the consent of the holder of each Note affected thereby:

•

change the stated maturity of the principal of or any installment of interest on the Notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

•

reduce the above-stated percentage in principal amount of outstanding Notes necessary to modify or amend the relevant indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indentures;

•

modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal and interest (except to release the guarantee obligations as described in “—Guarantees; Release”); or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the Notes.

Notwithstanding the foregoing, modifications and amendments of the indentures will be permitted to be made by us, Healthcare Trust of America, Inc. and the trustee without the consent of any holder of the Notes for any of the following purposes:

•	to evidence a successor to us as obligor or Healthcare Trust of America, Inc. as guarantor under the indentures;

•

to add to our covenants or those of Healthcare Trust of America, Inc. for the benefit of the holders of the Notes or to surrender any right or power conferred upon us or Healthcare Trust of America, Inc. in the indentures;

•	to add Events of Default for the benefit of the holders of the Notes;

•	to amend or supplement any provisions of the indentures; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any Notes then outstanding;

•	to secure the Notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indentures by more than one trustee;

•	to provide for rights of holders of the Notes if any consolidation, merger or sale of all or substantially all of our and Healthcare Trust of America, Inc.’s property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the indentures; provided, that this action shall not adversely affect the interests of holders of the Notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indentures;

•

to supplement any of the provisions of the indentures to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that the action shall not adversely affect the interests of the holders of the Notes in any material respect; or

•

to conform the text of the indentures, any guarantee or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indentures, such guarantee or the Notes.

In addition, without the consent of any holder of the Notes, Healthcare Trust of America, Inc., or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium, if any, and interest on, all the Notes and the performance of every covenant of the indentures on our part to be performed or observed. Upon any assumption, Healthcare Trust of America, Inc. or the subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indentures with the same effect as if Healthcare Trust of America, Inc. or the subsidiary had been the issuer of the Notes, and we shall be released from all obligations and covenants with respect to the Notes. No assumption shall be permitted unless Healthcare Trust of America, Inc. has delivered to the trustee (1) an officers’ certificate and an opinion of counsel, stating, among other things, that the guarantees and all other covenants of Healthcare Trust of America, Inc. in the indentures remain in full force and effect and (2) an opinion of independent counsel that the holders of the Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any Notes are then listed on the New York Stock Exchange, that the Notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding 2022 Notes and 2027 Notes, respectively, have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the Notes, the indentures provide that Notes owned by us or any other obligor upon the Notes or any of our affiliates or of the other obligor shall be disregarded.

The indentures contains provisions for convening meetings of the holders of the Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, Healthcare Trust of America, Inc. or the holders of at least 10% in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively, in any case upon notice given as provided in the indentures. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the indentures, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provide may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively. Any resolution passed or decision taken at any meeting of holders of the Notes duly held in accordance with the indentures will be binding on all holders of the Notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively, holders holding or representing the specified percentage in principal amount of the outstanding 2022 Notes and 2027 Notes, respectively, will constitute a quorum.

Reports

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, we will furnish to the trustee (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports, in each case within 15 days after we file such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate). Notwithstanding the foregoing, if permitted by the SEC, we may satisfy our obligation to furnish the reports described above by furnishing such reports filed by Healthcare Trust of America, Inc.

The sole remedy for any violation of any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indentures as described above shall be the accrual of additional interest on the Notes at a rate of 0.25% per annum, payable semiannually. In no event shall additional interest accrue at a combined per annum rate in excess of 0.50% per annum pursuant to the indentures, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the Notes, subject to replacement at our option.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The Notes will not be convertible into or exchangeable for any capital stock of us or Healthcare Trust of America, Inc.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or limited partner of ours or Healthcare Trust of America, Inc., as such, will have any liability for any of our obligations or those of Healthcare Trust of America, Inc. under the Notes, the indentures, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) (as indirect participants in DTC), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)    upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indentures governing the Notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indentures governing the Notes. Under the terms of the indentures, we, Healthcare Trust of America, Inc. and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, Healthcare Trust of America, Inc., the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

None of us, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)    DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

(2)    we, in our sole discretion, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

(3)    upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indentures. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in a Global Note pursuant to the terms of the indentures.

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC, to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indentures, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indentures, the Notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF HEALTHCARE TRUST OF

AMERICA HOLDINGS, LP

The following is a summary of material provisions in our partnership agreement. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference herein.

General

We are a Delaware limited partnership that was formed on April 20, 2006 to acquire, own and operate properties on Healthcare Trust of America, Inc.’s behalf. Healthcare Trust of America, Inc. is our sole general partner and, as of March 31, 2017, owned an approximately 97.0% equity percentage interest in us, consisting of 141,825,110 common series A limited partnership units (“Common Series A Units”).

Pursuant to our long-term incentive plan (“LTIP”), certain of Healthcare Trust of America Inc.’s directors and executive officers were granted partnership interests in the form of series C limited partnership units (“LTIP Units”) in 2012. Upon achievement of certain performance and market conditions, these LTIP Units vested. Once vested, the LTIP Units were converted into common series B limited partnership units (“Common Series B Units”), which are convertible into shares of Healthcare Trust of America Inc.’s common stock. If such performance and market conditions were not achieved by a certain deadline, the LTIP Units were forfeited. At March 31, 2017, all of the LTIP Units had either vested and been converted to Common Series B Units, or had been forfeited.

Capital Contributions

If we issue additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of Common Series A Units and a percentage interest in us calculated based upon the amount of the capital contribution and our value at the time of such contribution. As Healthcare Trust of America, Inc. accepts subscriptions for shares, it will transfer the net proceeds of the offering to us as a capital contribution; however, Healthcare Trust of America, Inc. will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. We will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If we require additional funds at any time in excess of capital contributions made by Healthcare Trust of America, Inc. or from borrowing, Healthcare Trust of America, Inc. may borrow funds from a financial institution or other lender and lend such funds to us on the same terms and conditions as are applicable to Healthcare Trust of America, Inc.’s borrowing of such funds, or Healthcare Trust of America, Inc. may cause us to borrow such funds.

Issuance of Additional Units

As our general partner, Healthcare Trust of America, Inc. can, without the consent of the limited partners, cause us to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that Healthcare Trust of America, Inc. holds and/or limited partnership units. Further, Healthcare Trust of America, Inc. is authorized to cause us to issue partnership interests for less than fair market value if it concludes in good faith that such issuance is in its best interest and our best interest.

Operations

Our partnership agreement provides that we are to be operated in a manner that will enable Healthcare Trust of America, Inc. to:

•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any U.S. federal income or excise tax liability; and

•

ensure that we will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), which classification could result in us being taxed as a corporation, rather than as a partnership.

In addition to the administrative and operating costs and expenses incurred by us in acquiring and operating real estate, we will assume and pay when due or reimburse Healthcare Trust of America, Inc. for payment of all of its administrative and operating costs and expenses and such expenses will be treated as our expenses.

Distributions and Allocations

Our partnership agreement provides that we will distribute cash flow from operations and net sales proceeds to our partners in accordance with their overall ownership interests at such times and in such amounts as Healthcare Trust of America, Inc. determines as general partner. All distributions shall be made such that a holder of one Common Series A Unit will receive annual distributions from us in an amount equal to the annual distributions paid to the holder of one of Healthcare Trust of America, Inc.’s shares.

Holders of the Common Series B Unit will be entitled to receive per-unit allocations and distributions equal to those on the Common Series A Units.

Under our partnership agreement, we may issue preferred limited partnership units that entitle their holders to distributions prior to the payment of distributions for other units and/or the units of general partnership interest that we hold.

Our partnership agreement provides that net profits will be allocated to the partners in accordance with their overall interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective overall interests in us.

Upon our liquidation, after payment of debts and obligations, and after any amounts payable to preferred units, any of our remaining assets will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, Healthcare Trust of America, Inc. may amend our partnership agreement as general partner. Certain amendments to our partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in us into a general partnership interest;

•	require the limited partners to make additional capital contributions to us; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend our partnership agreement to amend these amendment limitations.

Redemption Rights

Our limited partners have the right to cause us to redeem their Common Series A Units for, at our option, cash equal to the value of an equivalent number of shares of Healthcare Trust of America, Inc.’s common stock or a number of Healthcare Trust of America, Inc.’s shares equal to the number of Common Series A Units redeemed. Unless Healthcare Trust of America, Inc. elects in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of Healthcare Trust of America, Inc.’s common stock upon such exercise would:

•

adversely affect Healthcare Trust of America, Inc.’s ability to qualify as a REIT under the Code or subject Healthcare Trust of America, Inc. to any additional taxes under Section 857 or Section 4981 of the Code;

•	violate any provision of Healthcare Trust of America, Inc.’s charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in Healthcare Trust of America, Inc. being “closely held” within the meaning of Section 856(h) of the Code;

•	cause Healthcare Trust of America, Inc. to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to become a “publicly traded partnership” under the Code;

•	require the registration of the Common Series A Units pursuant to any applicable federal or state securities laws; or

•	cause us to terminate as a partnership or cease to be classified as a partnership for U.S. federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their Common Series A Units.

Any common stock issued to the limited partners upon redemption of their respective Common Series A Units may be sold only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from registration. Healthcare Trust of America, Inc. may grant holders of partnership interests registration rights for such shares of common stock.

Holders of such Common Series B Units may request that we redeem all or a portion of such Common Series B Units, in the form of an equivalent number of shares of Healthcare Trust of America, Inc.’s common stock and Healthcare Trust of America, Inc., in its sole discretion, may grant such request.

As a general partner, Healthcare Trust of America, Inc. will have the right to grant similar redemption rights to holders of other classes of units, if any, in us, and to holders of equity interests in the entities that own our properties.

Transferability of Interests

Healthcare Trust of America, Inc. may not voluntarily withdraw as our general partner or transfer its general partnership interest in us (except to a wholly-owned subsidiary), unless the limited partners not affiliated with Healthcare Trust of America, Inc. approve the transaction by majority vote. With certain exceptions, the limited partners may not transfer their interests in us, in whole or in part, without the written consent of the general partner.

Term

We will be dissolved and our affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of our partnership term on December 31, 2036;

•	Healthcare Trust of America, Inc.’s determination as general partner to dissolve us;

•	the sale of all or substantially all of our assets; or

•	Healthcare Trust of America, Inc.’s withdrawal as our general partner, unless the remaining partners determine to continue our business.

Tax Matters

Healthcare Trust of America, Inc. is our tax matters partner and, as such, has the authority to handle tax audits and to make tax elections under the Code on our behalf.

Indemnification

Our partnership agreement requires us to indemnify Healthcare Trust of America, Inc., as general partner (and its directors, officers and employees), and the limited partners against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•

in the case of Healthcare Trust of America, Inc., as general partner, and the limited partners, Healthcare Trust of America, Inc.’s or the limited partners’ fraud, willful misconduct or gross negligence;

•	in the case of Healthcare Trust of America, Inc.’s directors, officers and employees (other than its independent directors), such person’s negligence or misconduct; or

•	in the case of Healthcare Trust of America, Inc.’s independent directors, such person’s gross negligence or willful misconduct.

In addition, we must reimburse Healthcare Trust of America, Inc. for any amounts paid in satisfaction of Healthcare Trust of America, Inc.’s indemnification obligations under its charter. We may not provide indemnification or advancement of expenses to Healthcare Trust of America, Inc. (or its directors, officers or employees) to the extent that Healthcare Trust of America, Inc. could not provide such indemnification or advancement of expenses under the limitations of its charter.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”), the legislative history of the Code, Internal Revenue Service (“IRS”) rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. For example, except to the extent discussed under the heading “—Non-U.S. Holders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	subject to the Medicare contribution tax;

•	holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the Notes through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Notes in this offering for cash at their “issue price” (as defined below in “—U.S. Holders—Original Issue Discount”) and that hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

U.S. Holders

Interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If the issue price of a Note is less than its stated redemption price at maturity, then the Note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the Note’s issue price and its stated redemption price at maturity is no more than a statutory de minimis amount, as defined below. Generally, the “issue price” of a Note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a Note is the total of all payments to be made under the Note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). The stated interest on the Notes will qualify as qualified stated interest, and the stated redemption price at maturity will equal the principal amount of the Notes.

If the Notes are issued with OID, a U.S. Holder generally will be required to include such OID in income as it accrues on a constant yield basis in advance of the receipt of cash payments to which such income is attributable. Under the constant yield method, a U.S. Holder must include in income in each taxable year the sum of the daily portions of OID for each date on which the U.S. holder held the Note during the taxable year, regardless of the U.S. Holder’s method of accounting for U.S. federal income tax purposes. The constant yield method generally requires U.S. Holders to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. Holder’s tax basis in a Note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

The amount of OID on the Notes is de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity. Rather than being characterized as interest, any payment attributable to such de minimis OID is characterized as if it were gain from the sale of the Notes, and a pro rata amount of such de minimis OID must be included in income as principal payments are received on the Notes. We expect that the Notes will be issued with a de minimis amount of OID.

Additional Amounts

As described under “Description of Notes—Our Redemption Rights,” upon the occurrence of certain events, we may be required to make certain payments in excess of stated interest and the principal amount of the Notes in connection with our redemption of the Notes. In addition, as described under “Description of Notes—Reports,” we may be obligated to pay additional interest if we violate any obligations we may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or our covenant to provide certain reports under the indentures as described under “Description of Notes—Reports” (“Additional Interest”). These contingencies may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that the Notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on our belief that, as of the date of issuance of the Notes, the likelihood that such additional amounts will have to be paid is remote. Assuming such position is respected, any amounts paid to a holder pursuant to any such redemption would be taxable as described below in “—U.S. Holders—Sale or Other Taxable Disposition of the Notes,” and any payments of Additional Interest should be taxable as additional ordinary income when received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a holder’s income and the timing of our deductions with respect to the Notes. If the IRS were to successfully challenge our determination and the Notes were treated as contingent payment debt instruments, a holder would be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the Notes regardless of its method of tax accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note. Holders are urged to consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the Note. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Note has been held for more than one year, such capital gain may be subject to tax at a reduced rate. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

The amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments will generally be required to be reported to the IRS. U.S. Holders may be subject to backup withholding tax (currently at a rate of 28%) with respect to interest payments and gross proceeds from the sale, exchange, redemption or retirement of Notes unless (i) the U.S. Holder is a corporation or comes within certain exempt categories or (ii) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9 (or permitted substitute or successor form), and otherwise complies with the requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is timely furnished by the U.S. Holder to the IRS and other applicable requirements are satisfied.

Non-U.S. Holders

For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the Notes that is not a “U.S. Holder” nor a partnership nor any other entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to holders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes and to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Interest

Subject to the discussion of backup withholding and foreign account tax compliance below, under the “portfolio interest exemption,” payments of interest on the Notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax provided that such payments are not effectively connected with the conduct of a U.S. trade or business conducted by the Non-U.S. Holder, and:

•	the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10% or more of our capital or profits;

•	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code;

•	the Non-U.S. Holder is not a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes; and

•	such holder properly certifies on IRS Form W-8BEN, W-8BEN-E or a successor form, under penalties of perjury, that such holder is not a U.S. person and certain other requirements are met.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the Note provides us or our agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable treaty, or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to U.S. federal income tax on a net basis as described below).

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Notes is effectively connected with a U.S. trade or business of the beneficial owner, and, if required by an applicable income tax treaty as a condition to taxation, is attributable to a U.S. permanent establishment, the Non-U.S. Holder, although exempt from the withholding tax described above, generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation and, if required by an applicable treaty, interest is attributable to a U.S. permanent establishment, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Additional Amounts

As described above under “—U.S. Holders—Additional Amounts,” additional amounts may be paid on the Notes under certain circumstances. It is possible that some or all of such payments might be subject to U.S. federal withholding tax as described above under “—Interest.” Each Non-U.S. Holder that is considering the purchase of Notes should consult its own tax advisor regarding the tax consequences that relate to the potential payment of additional amounts or other contingencies.

Sale or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding and foreign account tax compliance below, any gain realized by a Non-U.S. Holder upon the sale, exchange, redemption or disposition of Notes will not be subject to U.S. federal income or withholding taxes unless: (i) such gain is effectively connected with a U.S. trade or business of the Holder (and, if required by an applicable income tax treaty as a condition to taxation, is attributable to a U.S. permanent establishment), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on such gain as if it were a U.S. person; (ii) in the case of an individual, such Holder is present in the U.S. for 183 days or more in the taxable year of the sale, exchange or disposition and certain other conditions are met, in which case such gain (net of certain losses) would generally be taxed at a rate of 30%, subject to elimination under an applicable income tax treaty; or (iii) such gain represents accrued interest, in which case the rules for interest would apply, as described in “—Interest” above.

U.S. Trade or Business

If interest paid on a Note or gain from a disposition of a Note is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty as a condition to taxation, is attributable to a U.S. permanent establishment), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. A Non-U.S. Holder that is a non-U.S. corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Note or gain from a disposition of a Note will be included in effectively connected earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

The amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments will generally be required to be reported to the IRS. Non-U.S. Holders who have provided the form and certifications mentioned above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that any information in those forms and certifications is unreliable or that the conditions of the exemption are in fact not satisfied.

Payments of the proceeds from the sale of a Note held by a Non-U.S. Holder to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following;

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•

a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or

•	a foreign partnership with specified connections to the U.S.

Information reporting and backup withholding may apply to payment of the proceeds from a sale of Note held by a Non-U.S. Holder to or through the U.S. office of a broker unless the Non-U.S. Holder establishes an exemption from one or both.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided the required information is timely furnished by the Non-U.S. Holder to the IRS and other applicable requirements are satisfied.

FATCA Withholding

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (“FATCA”), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to “foreign financial institutions” and certain non-financial foreign entities (including in certain instances where such institutions or entities are acting as an intermediary) that fail to comply with certain certification and information reporting requirements. Under Treasury regulations, these rules generally apply to debt instruments (such as the Notes), to interest payments in respect of securities (such as the Notes) and to gross proceeds from the sale, redemption or other disposition of securities (such as the Notes), including returns of principal, paid on or after January 1, 2019.

Taxation of Our Company

As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Our Company” and “Material U.S. Federal Income Tax Considerations—Investments in TRSs,” even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in certain circumstances. Among those circumstances, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a taxable REIT subsidiary (a “TRS”) that would be reduced under the Internal Revenue Code of 1986, as amended (the “Code”), in order to clearly reflect the income of the TRS or to the extent that such interest payments are in excess of a rate that is commercially reasonable. Pursuant to the Protecting Americans from Tax Hikes Act of 2015, which was signed into law on December 18, 2015 (the “Act”) and effective for taxable years beginning after December 31, 2015, we will also be subject to a 100% tax on certain income (net of certain deductions) imputed to a TRS as a result of redetermining or reallocating income among related or commonly controlled entities.

Qualification as a REIT

Income Tests

Gain from the Sale of Real Estate Assets.    As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Qualification as a REIT—Income Tests,” we must satisfy two gross income requirements annually to maintain our qualification as a REIT. Qualifying income for purposes of the 95% gross income test described therein generally includes the items identified in the second bullet point under “Income Tests”; however, effective for taxable years beginning after December 31, 2015, gain from the sale of “real estate assets” also includes gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) even if not secured by real property or an interest in real property. However, for purposes of the 75% income test, gain from the sale of a debt instrument issued by a publicly offered REIT would not be treated as qualifying income to the extent such debt instrument would not be a real estate asset but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described below under “Asset Tests—Qualifying Assets.”

Investments in Certain Debt Instruments.    As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Investments in Certain Debt Instruments,” interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income requirement only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset requirement and the interest income from such loan qualifies for purposes of the 75% gross income requirement.

Hedging Transactions.    The discussion in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Qualification as a REIT—Income Tests—Hedging transactions” is replaced in its entirety with the following:

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain).

Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedge described above with respect to certain indebtedness or property (the “Original Hedge”), and a portion of the hedged indebtedness is extinguished or property hedged is disposed of and in connection with such extinguishment or disposition we enter into one or more clearly identified hedging transactions that would, in general, hedge the Original Hedge (the “Counteracting Hedge”), income from the applicable Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge or the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests to the extent that the Counteracting Hedge hedges the Original Hedge.

To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and monitor our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Asset Tests

Qualifying Assets.    As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Qualification as a REIT—Asset Tests,” to maintain our qualification as a REIT, we also must satisfy several asset tests at the end of each quarter of each taxable year. Under the first test described in the prospectus, at least 75% of the value of our total assets must consist of the qualifying assets described in the prospectus. In addition to those items described in the prospectus, pursuant to the Act, effective for taxable years beginning after December 31, 2015, qualifying assets for purposes of the 75% asset test includes: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property” for purposes of the 75% gross income test and (ii) debt instruments issued by “publicly offered REITs.” However, the Act further provides an additional test, effective for taxable years beginning after December 31, 2015, under which not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.

Securities of TRSs.    In addition, the fourth test described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Qualification as a REIT—Asset Tests,” that securities of TRSs cannot represent more than 25% of our total assets has been modified by the Act such that, for taxable years beginning after December 31, 2017, securities of TRSs cannot represent more than 20% of our total assets.

Annual Distribution Requirements

Preferential Dividends.    The accompanying prospectus discusses our distribution requirements under the caption “Material U.S. Federal Income Tax Considerations—Qualification as a REIT—Annual Distribution Requirements.” The prohibition against “preferential dividends” described in that section is applicable for distributions in taxable years beginning on or before December 31, 2014. For all subsequent taxable years, so long as we continue to be a “publicly offered REIT,” the preferential dividend rule will not apply.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated June 1, 2017 among us, Healthcare Trust of America, Inc. and the underwriters, we have agreed to sell to each of the underwriters, for whom Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and J.P. Morgan Securities LLC are acting as representatives, and each underwriter has severally agreed to purchase, the respective principal amount of Notes set forth opposite its name below:

Underwriters	Principal Amount of 2022 Notes
Wells Fargo Securities, LLC	$110,000,000
U.S. Bancorp Investments, Inc.	$90,000,000
J.P. Morgan Securities LLC	$60,000,000
Jefferies LLC	$52,000,000
Fifth Third Securities, Inc.	$36,000,000
BMO Capital Markets Corp.	$10,000,000
MUFG Securities Americas Inc.	$10,000,000
Capital One Securities, Inc.	$8,000,000
Scotia Capital (USA) Inc.	$8,000,000
BBVA Securities Inc.	$4,000,000
Mizuho Securities USA LLC	$4,000,000
Morgan Stanley & Co. LLC	$4,000,000
Regions Securities LLC	$4,000,000

Total	$400,000,000

Underwriters	Principal Amount of 2027 Notes
Wells Fargo Securities, LLC	$137,500,000
U.S. Bancorp Investments, Inc.	$112,500,000
J.P. Morgan Securities LLC	$75,000,000
Jefferies LLC	$65,000,000
Fifth Third Securities, Inc.	$45,000,000
BMO Capital Markets Corp.	$12,500,000
MUFG Securities Americas Inc.	$12,500,000
Capital One Securities, Inc.	$10,000,000
Scotia Capital (USA) Inc.	$10,000,000
BBVA Securities Inc.	$5,000,000
Mizuho Securities USA LLC	$5,000,000
Morgan Stanley & Co. LLC	$5,000,000
Regions Securities LLC	$5,000,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The obligations of the underwriters under the underwriting agreement, including their agreement to purchase Notes from us, are several and not joint. The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the 2022 Notes to dealers at the public offering price less a concession not to exceed 0.350% of the principal amount of the 2022 Notes, and some of the 2027 Notes to dealers at the public offering price less a concession not to exceed 0.400% of the principal amount of the 2027 Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the 2022 Notes and a concession not to exceed 0.250% of the principal amount of the 2027 Notes. After the initial offering of the Notes to the public, the representatives may change the public offering price and other selling terms.

We estimate that the net proceeds of this offering will be approximately $890.1 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We and Healthcare Trust of America, Inc. have agreed (1) that we will not offer or sell any of our debt securities (other than the Notes) during the period from the original issue date through and including the closing date of the Notes without the prior written consent of the representatives; and (2) to indemnify the underwriters against liabilities under the Securities Act or to contribute to payments which they may be required to make in that respect.

The Notes are a new issue of securities for which there currently is no market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes as permitted by applicable law. They are not obligated, however, to make a market in the Notes and any market-making may be discontinued at any time at their sole discretion. However, we cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. Accordingly, no assurance can be given as to the development or liquidity of any market for the Notes.

The underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with applicable law.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the Notes originally sold by such broker/dealer are purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters participating in this offering, is a lender under our senior unsecured revolving credit facility and term loan facility, and Fifth Third Bank, an Ohio banking corporation, an affiliate of Fifth Third Securities, Inc., one of the underwriters participating in this offering, is the managing agent and a lender under our senior unsecured revolving credit and term loan facility. As a result, to the extent we use the net proceeds of this offering to reduce outstanding indebtedness, a portion of the net proceeds will be received by Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A., U.S. Bank National Association, Fifth Third Bank, an Ohio banking corporation and such other affiliates. U.S. Bank National Association will also serve as trustee under the indentures governing the Notes and will receive customary compensation thereunder.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect that delivery of the Notes will be made to investors on or about the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the placement contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus as well as any other material relating to the Notes that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. The Notes will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Notes, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of

SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The Notes are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This prospectus supplement and the accompanying prospectus as well as any other material relating to the Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We and Healthcare Trust of America, Inc. file annual, quarterly and current reports and other information with the SEC, and Healthcare Trust of America, Inc. files proxy statements with the SEC. You may inspect and copy reports, proxy statements and other information we and Healthcare Trust of America, Inc. file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We and Healthcare Trust of America, Inc. file information electronically with the SEC, and the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants (including Healthcare Trust of America, Inc. and us) that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement “incorporates by reference” certain information we and Healthcare Trust of America, Inc. file with the SEC. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about Healthcare Trust of America, Inc., us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we and Healthcare Trust of America, Inc. later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us or Healthcare Trust of America, Inc. with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 21, 2017;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on April 27, 2017;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2017;

•

Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on February 15, 2017 (but only with respect to Item 8.01), March 30, 2017, April 26, 2017 (but only with respect to Item 5.02 and Item 8.01), May 1, 2017 (but only with respect to Item 1.01, Item 2.03 and Item 9.01) and May 8, 2017;

•

the description of Healthcare Trust of America, Inc.’s Class A common stock contained in Healthcare Trust of America, Inc.’s Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•

all documents filed by us or Healthcare Trust of America, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the end of any offering of the securities made under this prospectus supplement.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus supplement, except as expressly incorporated herein.

You can obtain a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus at no cost by writing to or telephoning us at the following address and telephone number: Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

LEGAL MATTERS

Certain legal matters in connection with the Notes offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, and Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P. O’Melveny & Myers LLP and Vinson & Elkins L.L.P. may rely, as to certain matters of Maryland law, on the opinion of Venable LLP.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Healthcare Trust of America, Inc.‘s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues in excess of certain expenses of the Duke Realty Healthcare Properties for the year ended December 31, 2016, appearing in Item 9.01 in the Form 8-K of Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP filed with the SEC on May 1, 2017, has been incorporated by reference in this prospectus supplement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the combined statement of revenues in excess of certain expenses of the Duke Realty Healthcare Properties contains a paragraph that states that the combined statement of revenues in excess of certain expenses was prepared for the purpose of complying with the rules and regulations of the SEC, as described in Note 2 to the combined statement of revenues in excess of certain expenses, and it is not intended to be complete presentation of the Duke Realty Healthcare Properties’ revenues and expenses.

PROSPECTUS

HEALTHCARE TRUST OF AMERICA, INC.

Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Units

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

Debt Securities

Guarantees of Debt Securities of Healthcare Trust of America Holdings, LP by Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. may offer and sell, from time to time, in one or more offerings, Class A common stock, preferred stock, debt securities, warrants, rights, and units consisting of two or more of these classes or series of securities.

Healthcare Trust of America Holdings, LP may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Healthcare Trust of America Holdings, LP may be fully and unconditionally guaranteed by Healthcare Trust of America, Inc., as described in this prospectus or a prospectus supplement.

The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Healthcare Trust of America, Inc.’s Class A common stock (the “Class A common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HTA.” On February 25, 2015, the last reported sale price of the Class A common stock on the NYSE was $27.22 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 27, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell Class A common stock, preferred stock, debt securities, warrants, rights, units or any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You may rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you may not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, (a) the terms “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Trust of America, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis, (b) the term “HTA” refers only to Healthcare Trust of America, Inc., (c) the term “Partnership” refers to Healthcare Trust of America Holdings, LP, a Delaware limited partnership, and (d) the term “registrants” refers to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, collectively, in each case unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. This prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a website that contains reports, proxy and information statements and other information. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of securities under the registration statement of which this prospectus forms a part is terminated or completed comprise the incorporated documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 23, 2015;

•	HTA’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014;

•	our Current Report on Form 8-K filed with the SEC on February 17, 2015 (but only with respect to Item 8.01);

•	the description of HTA’s Class A common stock contained in HTA’s Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of any offering of the securities made under this prospectus.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus, except as expressly incorporated herein.

You can obtain a copy of any of the documents incorporated by reference into this prospectus or any accompanying prospectus supplement at no cost by writing to or telephoning us at the following address and telephone number: Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by use of the terms such as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus, such prospectus supplement or such document incorporated by reference herein or therein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, provide examples of certain risks, uncertainties and events that could cause actual results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts (“REITs”) and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our credit facilities;

•	changes in our credit ratings;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	our ability to remain qualified as a REIT; and

•	the factors included in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our security holders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

ABOUT THE REGISTRANTS

The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a fully integrated, self-administered and internally managed REIT, primarily focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on the campuses of, or aligned with, nationally or regionally recognized healthcare systems. Since 2006, we have invested $3.3 billion to create a portfolio of medical office buildings and other healthcare assets totaling approximately 14.8 million square feet of gross leasable area (“GLA”) throughout the U.S. The leased rate for our portfolio was 92.0% (includes leases which have been executed, but which have not yet commenced) and the occupancy rate was 91.4% as of December 31, 2014. Approximately 96% of our portfolio, based on GLA, is located on the campuses of, or aligned with, nationally or regionally recognized healthcare systems. Our portfolio is diversified geographically across 28 states, with no state having more than 13% of the total GLA as of December 31, 2014. We are concentrated in locations that we have determined to be strategic based on demographic trends and projected demand for medical office buildings, and we expect to continue to invest in these markets. We have concentrations in the following key markets: Albany, Atlanta, Boston, Charleston, Dallas, Denver, Greenville, Houston, Indianapolis, Miami, Orlando, Phoenix, Pittsburgh, Raleigh, Tampa and White Plains.

Our principal executive office is located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a website at www.htareit.com, at which there is additional information about us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC.

Healthcare Trust of America Holdings, LP

Healthcare Trust of America Holdings, LP is a direct subsidiary of HTA and a limited partnership organized under the laws of the State of Delaware. We conduct substantially all of HTA’s operations through the Partnership.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read and carefully consider the risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth HTA’s ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America, Inc.
	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	1.77	1.45	(1)	1.13	(1)

(1)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012 and 2010. The total fixed charges for those years were $46.7 million and $36.3 million, respectively, and the total earnings were $22.3 million and $28.4 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings for those years, were $24.4 million and $7.9 million, respectively.

There was no preferred stock of HTA outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

The following table sets forth the Partnership’s ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America Holdings, LP
	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	1.78	1.46	(1)	1.13	(1)

(1)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012 and 2010. The total fixed charges for those years were $46.7 million and $36.3 million, respectively, and the total earnings were $22.3 million and $28.4 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings for those years, were $24.4 million and $7.9 million, respectively.

There was no preferred stock of the Partnership outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of HTA’s Fifth Articles of Amendment and Restatement, as amended (the “Charter”), HTA’s Second Amended and Restated Bylaws (the “Bylaws”) and all applicable provisions of Maryland law. The Charter and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

Under the Charter, HTA has authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, all of which were classified as Class A common stock, and 200,000,000 shares are classified as preferred stock with a par value of $0.01 per share. As of February 25, 2015, approximately 125,170,080 shares of Class A common stock were issued and outstanding (as adjusted to reflect a 1-for-2 reverse stock split of Class A common stock that occurred on December 15, 2014) and no shares of preferred stock were issued and outstanding. In addition, the board of directors of HTA (the “board of directors”) may amend the Charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that HTA has authority to issue. Under Maryland law, HTA’s stockholders are not personally liable for HTA’s debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of HTA’s common stock (the “common stock”) have equal rights as to earnings, assets, dividends and voting. Subject to the Charter restrictions on the transfer and ownership of HTA’s stock and the preferential rights of holders of any other class or series of HTA’s stock, distributions may be made to the holders of the common stock if, as and when authorized by the board of directors out of funds legally available therefor. Shares of the common stock generally have no preemptive, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in the Charter. Shares of the common stock have no appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of HTA’s liquidation, dissolution or winding up, each share of the common stock would be entitled to share ratably in all of HTA’s assets that are legally available for distribution after payment of or adequate provision for all of HTA’s known debts and other liabilities and subject to any preferential rights of holders of HTA’s preferred stock (the “preferred stock”), if any preferred stock is outstanding at such time, and the Charter restrictions on the transfer and ownership of HTA’s stock. Subject to the Charter restrictions on the transfer and ownership of HTA’s stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of the common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of the common stock will possess exclusive voting power. Except as required under Maryland law, holders of all classes of the common stock will vote together as a single class.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the affirmative vote of a majority of all the votes entitled to be cast with respect to such matter. In addition, all other matters to be voted on by stockholders, other than a contested election of directors (in which case directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote on the election of directors present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present), must be approved by a majority of the votes cast by stockholders, voting together as a single class, at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of HTA’s directors.

Power to Reclassify Unissued Shares of Stock

The Charter authorizes the board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock, so long as the aggregate number of all shares of all classes of stock that the board of directors has authority to issue does not exceed the total number of authorized common and preferred stock as provided in the Charter. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by the Charter to set, subject to the Charter restrictions on transfer and ownership of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for HTA’s shares of common stock or otherwise be in the best interest of HTA’s stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of the board of directors to amend the Charter from time to time to increase or decrease the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by HTA’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which HTA’s securities may be listed or traded. Therefore, the board of directors could authorize HTA to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for HTA’s shares of common stock or otherwise be in the best interest HTA’s stockholders.

Preferred Stock

The Charter authorizes the board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of each class or series of preferred stock so issued. Because the board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. If HTA ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event HTA liquidates, dissolves or winds up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of HTA’s securities, or the removal of incumbent management. The board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Restrictions on Ownership and Transfer of Shares

In order for us to continue to qualify as a REIT, not more than 50% of HTA’s outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. See “Material U.S. Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). However, we cannot assure you that this prohibition will be effective.

The Charter contains a limitation on ownership that prohibits any individual, entity or group from directly or indirectly acquiring beneficial ownership of more than 9.8% of the value of HTA’s then outstanding capital stock (which includes common stock and any preferred stock HTA may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of HTA’s then outstanding common stock.

Any attempted transfer of HTA’s stock which, if effective, would result in HTA’s stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of HTA’s stock which, if effective, would result in violation of the ownership limits discussed above or in HTA being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the market price on the day of the event causing the shares to be held in trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise or gift, the market price of such shares at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.

Any person who acquires shares in violation of the foregoing restrictions or who would have owned shares that resulted in a transfer to any such trust is required to give immediate written notice to us of such event. Any person who proposes or attempts such a transaction must give us at least 15 days prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

The foregoing restrictions continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required for REIT qualification.

The board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the limitation on ownership of more than 9.8% of the value of HTA’s then outstanding capital stock (which includes common stock and any preferred stock HTA may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of HTA’s then outstanding common stock. However, the board of directors may not exempt any person whose ownership of HTA’s outstanding stock would result in HTA being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares beneficially owned by such stockholder, a description of the manner in which such shares are held and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

Listing

The Class A common stock is listed on the NYSE under the symbol “HTA.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is DST Systems, Inc.

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of Healthcare Trust of America, Inc. and the debt securities of Healthcare Trust of America Holdings, LP that we may offer under this prospectus. For purposes hereof, references to the issuer means Healthcare Trust of America, Inc. or Healthcare Trust of America Holdings, LP, as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The issuer will issue senior notes under a senior indenture among the issuer, the guarantor(s) named therein, if any, and one or more trustees. The issuer will issue subordinated notes under a subordinated indenture among the issuer, the guarantor(s) named therein, if any, and one or more trustees. We will file forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We also use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;

•	whether the indenture will restrict the ability of the issuer, the guarantor(s), if any, and/or their respective subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of capital stock;

•	redeem capital stock;

•	place restrictions on subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require the issuer to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which the issuer will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

If applicable, we will set forth in the corresponding prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. If applicable, we may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures will permit the issuer upon satisfaction of certain conditions to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of the issuer’s assets. However, any successor of the issuer or acquirer of such assets must assume all of the issuer’s obligations under the indentures and the debt securities.

If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Neither the Maryland General Corporation Law (the “MGCL”) nor HTA’s or the Partnership’s governing documents define the term “substantially all” as it relates to the sale of assets. Additionally, Maryland cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of the issuer’s assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. The Charter contains restrictions on ownership and transfers of HTA’s stock that are designed to preserve our status as a REIT and to otherwise address concerns about concentration of ownership of HTA’s stock, and, therefore, it may prevent or hinder a change of control. See “Description of Healthcare Trust of America, Inc. Capital Stock—Restrictions on Ownership and Transfer of Shares.”

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities:

•	if the issuer fails to pay any installment of interest when due and payable and our failure continues for 90 days;

•	if the issuer fails to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if the issuer fails to observe or perform any other covenant contained in the debt securities or the indentures and such failure continues for 90 days after the issuer receives notice from the debenture trustee or holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if the issuer fails to pay any indebtedness in an outstanding principal in excess of a particular monetary threshold at final maturity or upon acceleration after the expiration of any applicable grace period, and the indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after written notice; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to the issuer in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to the issuer, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive all default or events of default with respect to the series and its consequences, other than the non-payment of accelerated principal or interest that have become due solely because of such acceleration, unless the issuer has cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee indemnification reasonably satisfactory to it in its sole discretion. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	such direction shall not be in conflict with any rule of law or with the applicable indenture;

•	the debenture trustee may take any other action which is not inconsistent with such direction;

•	the debenture trustee may decline to take any action that would benefit some holders of the debt securities in the applicable indenture to the detriment of other holders of the debt securities or otherwise be unduly prejudicial to the holders of the debt securities not joining therein; and

•	the debenture trustee may decline to take any action that would involve the debenture trustee in personal liability.

The issuer will periodically deliver certificates of an officer with the debenture trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of Indenture; Waiver

The issuer, any guarantor and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;

•	to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;

•	to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;

•	to provide for the acceptance of appointment of a successor debenture trustee or facilitate the administration of the trusts under the applicable indenture by more than one debenture trustee;

•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;

•	to cure any ambiguity, defect or inconsistency in the applicable indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•	to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by the issuer and the debenture trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no modification or amendment may, without the consent of the holder of each debt series of debt securities affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any of series of debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Discharge

The indentures provide that the issuer can elect to be discharged from its obligations with respect to one or more series of debt securities, except for certain obligations that shall survive, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	furnish to the debenture trustee periodically lists of names and addresses of the holders of debt securities; and

•	execute and deliver temporary debt securities.

In order to exercise its rights to be discharged, the issuer must deposit with the debenture trustee money, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due, and deliver to the debenture trustee an officer’s certificate and an opinion of counsel.

Form, Exchange and Transfer

The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures will provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the issuer elects to redeem the debt securities of any series, it will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing (or electronic transmission) of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing or delivery; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities of the Partnership provides that such debt securities will have the benefit of a guarantee by HTA, then such debt securities will be fully and unconditionally guaranteed by HTA.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

The issuer will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, the issuer will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money the issuer pays to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of the issuer’s other indebtedness to the extent described in a prospectus supplement. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Healthcare Trust of America, Inc. warrants that we may offer under this prospectus, which consist of warrants to purchase the Class A common stock, preferred stock and/or debt securities of HTA in one or more series. Warrants may be offered independently or together with any other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

HTA will issue the warrants directly or under a warrant agreement which HTA will enter into with a warrant agent to be selected by HTA. Each series of warrants will be issued under a separate warrant agreement to be entered into between HTA and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of HTA in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of debt securities of HTA are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which HTA may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by HTA; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities of HTA will be in registered form only.

If warrants for the purchase of Class A common stock or preferred stock of HTA are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of Class A common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related Class A common stock or series of preferred stock;

•	the number of shares of Class A common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such Class A common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which HTA may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by HTA; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of Class A common stock or preferred stock of HTA will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock of HTA, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities of HTA or number of shares of Class A common stock or preferred stock of HTA, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to HTA or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to HTA or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when HTA or the warrant agent, as applicable, receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, HTA will, as soon as practicable, issue and deliver to such holder the debt securities, Class A common stock or preferred stock of HTA that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

HTA may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Class A common stock warrant or preferred stock warrant will be adjusted proportionately if HTA subdivides or combines its Class A common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if HTA, without payment therefor:

•	issues capital stock or other securities convertible into or exchangeable for Class A common stock or preferred stock of HTA, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of HTA’s Class A common stock or preferred stock;

•	pays any cash to holders of HTA’s Class A common stock or preferred stock other than a cash dividend paid out of HTA’s current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issues any evidence of HTA’s indebtedness or rights to subscribe for or purchase HTA’s indebtedness to holders of HTA’s Class A common stock or preferred stock; or

•	issues Class A common stock or preferred stock or additional stock or other securities or property to holders of HTA’s Class A common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Class A common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Class A common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Class A common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Class A common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the Class A common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving HTA and which result in changes of the Class A common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of HTA’s Class A common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Class A common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Healthcare Trust of America, Inc. rights that we may offer under this prospectus, which consist of rights to purchase Class A common stock, preferred stock and/or debt securities of HTA in one or more series. Rights may be offered independently or together with any other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of Class A common stock, share of preferred stock or debt security of HTA upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of Class A common stock, shares of preferred stock or debt securities of HTA that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by HTA in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which consist of an interest in two or more classes of securities offered hereby. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE HEALTHCARE TRUST OF AMERICA, INC. CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of the Charter and Bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Charter and Bylaws and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of the Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Number of Directors; Vacancies

The Charter provides that the number of directors will be six, which number may be increased or decreased in accordance with the Bylaws, provided that the total number of directors will not be fewer than three, nor more than 15. The Bylaws provide that a majority of HTA’s entire board of directors may at any time increase or decrease the number of directors, provided that the total number of directors will not be fewer than the minimum number required by the MGCL or the Charter, nor more than 15. Currently there are seven directors serving on the board of directors.

The Charter and Bylaws provide that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Notwithstanding the foregoing, the Charter provides that independent directors will nominate replacements for vacancies among the independent directors’ positions.

Annual Elections

Each of HTA’s directors are elected by HTA’s stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Directors in uncontested elections are elected by the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders at which a quorum is present, and directors in contested elections are elected by a plurality of all votes cast.

Removal of Directors

The Charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Calling of Special Meetings of Stockholders

The Charter and Bylaws provide that special meetings of stockholders may be called by the board of directors, the independent directors, the chairman of the board of directors or HTA’s president or chief executive officer and shall be called by HTA’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting (subject to the stockholders’ compliance with certain procedures set forth in the Bylaws).

Action by Stockholders

According to the Bylaws, the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called at which a quorum is present shall be required to elect a director in uncontested elections, and a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to approve any other matter which may properly come before a meeting, unless more than a majority of votes cast is required by the MGCL or the Charter. These provisions, combined with the requirements of the Bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders discussed below and the calling of a stockholder-requested special meeting of stockholders discussed above, may have the effect of delaying consideration of a stockholder proposal. Stockholders may take action without a meeting only if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by the Bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by the Bylaws.

The purpose of requiring stockholders to give HTA advance notice of nominations and other business is to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such nominees or business. Although the Bylaws do not give the board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to HTA and its stockholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Amendment of Bylaws

The board of directors has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new bylaws.

No Stockholder Rights Plan

HTA has no stockholder rights plan. In the future, HTA does not intend to adopt a stockholder rights plan unless HTA’s stockholders approve in advance the adoption of a plan or, if adopted by the board of directors, HTA submits the stockholder rights plan to HTA’s stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation), or an affiliate of an interested stockholder, in either case after the date on which the corporation had 100 or more beneficial owners of stock, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. The board of directors has adopted a resolution exempting any business combination between HTA and any other person or entity from the business combination provisions of the MGCL, provided that such business combination is first approved by the board of directors.

As a result, any person may be able to enter into business combinations with HTA that may not be in the best interests of our stockholders without compliance by HTA with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of HTA and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transactions or to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Bylaws exempt any and all acquisitions of shares of HTA’s stock from the control share acquisition statute. According to the Bylaws, this exemption may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided in any successor bylaw, apply to any prior or subsequent share acquisition.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors who are not officers or employees of the corporation or affiliated with an acquiring person, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. Pursuant to Subtitle 8, HTA has elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in the Charter and Bylaws unrelated to Subtitle 8, HTA vests in the board of directors the exclusive power to fix the number of directorships (provided that the number is not less than three) and requires, unless called by the board of directors, HTA’s independent directors, the chairman of the board of directors or HTA’s president or chief executive officer, the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter. However, as of the date hereof, HTA has six independent directors and a class of equity securities registered under the Exchange Act, so the board of directors could elect to provide for any of the remaining provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of The Charter and Bylaws

The provisions of the MGCL, the Charter and the Bylaws described above could delay, defer or prevent a transaction or a change in control of HTA that might involve a premium price for holders of the common stock or otherwise be in the best interests of HTA’s stockholders. Likewise, if the board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between HTA and a director or between HTA and any other corporation or other entity in which any of HTA’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed or known to the board of directors or a committee of the board of directors, and the board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to HTA’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to HTA.

Purchase and Lease of Assets. The Charter provides that HTA may purchase or lease assets from an officer or director or affiliate thereof upon a finding by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to HTA and at a price no greater than the cost of the asset to such officer, director or affiliate thereof or, if the price to HTA is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to HTA exceed its current appraised value. In addition, the Charter provides that an officer, director or affiliate thereof may purchase or lease assets from HTA only in accordance with the requirements described in the preceding sentences.

Other Transactions. The Charter also provides that we will not engage in any other transaction with an officer, director or affiliate thereof unless a majority of directors, including a majority of independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to HTA and on terms and conditions not less favorable to HTA than those available from unaffiliated third parties. The Charter prohibits HTA from making loans to an officer, director or affiliate thereof except certain mortgages or loans to

HTA’s wholly owned subsidiaries. In addition, HTA’s officers and directors and any affiliates thereof may not make loans to HTA, or to joint ventures in which HTA is a co-venturer, unless approved by a majority of directors, including a majority of independent directors, not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to HTA than comparable loans between unaffiliated parties.

Related Party Transactions Policy. HTA’s related party transactions policy is included as part of HTA’s code of ethics. Under HTA’s code of ethics, all transactions involving directors, officers and employees involving a conflict of interest must be approved by a majority of the board of directors (including a majority of the disinterested independent directors) as fair and reasonable to HTA and on terms not less favorable to HTA than those available from third parties, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, the board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although the board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Charter and Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, HTA is obligated to indemnify any present or former director or officer or any individual who, while a director or officer of HTA and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification.

The Charter and Bylaws also permit HTA to indemnify and advance expenses to any person who served a predecessor of HTA in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling HTA for liability arising under the Securities Act, HTA has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

HTA has entered into indemnification agreements with each of HTA’s directors and executive officers whereby HTA indemnifies such directors and executive officers against all expenses and liabilities, and agrees to pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by a director or executive officer to a court of appropriate jurisdiction, such court may order HTA to indemnify such director or executive officer.

REIT Qualification

The Charter provides that the board of directors may revoke or otherwise terminate HTA’s REIT election, without approval of HTA’s stockholders, if it determines that it is no longer in HTA’s best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to taxation as a REIT and the ownership and disposition of our Class A common stock that we anticipate being material to holders of our stock. This summary does not address the consequence of an investment in shares of the preferred stock, debt securities, warrants, rights or units. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. This summary does not address any foreign, state, or local tax consequences of holding our Class A common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the Internal Revenue Service (the “IRS”), regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our securities are urged to consult their tax advisors prior to any investment in our securities concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our Company” refer to Healthcare Trust of America, Inc.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2007, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes.

In the opinion of O’Melveny & Myers LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2007 through December 31, 2014, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2015 and thereafter. You should be aware that O’Melveny & Myers LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks of the date issued. In addition, O’Melveny & Myers LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While O’Melveny & Myers LLP has reviewed those matters in connection with the foregoing opinion, O’Melveny & Myers LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Qualification as a REIT— Failure to Qualify.”

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We intend to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “—Qualification as a REIT—Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax”;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a “taxable REIT subsidiary” (“TRS”), or such property has been held by us for two years and certain other requirements are satisfied;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “—Qualification as a REIT—Income Tests” and “—Qualification as a REIT— Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements;”

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any re-determined rents, re-determined deductions, and excess interest. In general, re-determined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by any TRS in which we hold an interest. Re-determined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by any TRS in which we hold an interest or any other subsidiaries that are taxable as C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below. We have adopted December 31 as our year end, and thereby satisfy requirement (v) above.

Ownership Tests

In order to qualify as a REIT, commencing with our second REIT taxable year, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, the Charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

•

First, at least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

•	Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived from sources qualifying under the 75% gross income test and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility” or a “qualified healthcare property,” as defined in the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, “impermissible services” that we provide to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) would give rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge significant rent that is based in whole or in part on the income or profits of any person, derive significant rents from related party tenants, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, or derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax based on the extent to which we fail to meet the 75% or 95% gross income tests.

Hedging transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and monitor our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Qualified temporary investment income. Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Interest. For a discussion of interest income as it relates to the gross income tests, see “—Investments in Certain Debt Instruments” below.

Asset Tests

At the close of each quarter of each taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items (including certain money market funds), and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of any TRS in which we hold an interest, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt”

securities (for example, debt securities of a corporation of which we own no more than a de minimis amount of equity interest that are not convertible into stock of the corporation and as to which the amount and timing of payments is not subject to any contingencies), loans to individuals or estates, and accrued obligations to pay rent from real property. Fourth, securities of TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our subsidiary partnerships’ assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital. “Real estate assets” include our investments in stocks of other REITs but do not include stock of any real estate company, or other company, that does not qualify as a REIT (unless eligible for the special rule for temporary investment of new capital).

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our qualification as a REIT if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our qualification as a REIT if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•	General Exception: All of the following requirements are satisfied: (i) the failure does not meet the de minimis exception described above, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “—Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy our distribution requirement by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends. Amounts paid as deficiency dividends are generally treated as taxable income for U.S. federal income tax purposes.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential” within the meaning of the Code. A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class.

We may retain and pay income tax on net long-term capital gains we receive during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year and we intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends as described above, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary partnerships and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We generally intend to hold properties for investment, but we may make sales of properties consistent with our strategic objectives. In the future, we may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary” (“QRS”), or if a REIT owns 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. To the extent we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of Subsidiary Partnerships

We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and, for purposes of the REIT income and asset tests, will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Our proportionate share of the assets and items of income of our operating partnership and any subsidiary partnership, including such partnership’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest, will be treated as our assets and liabilities and items of income for purposes of applying the REIT asset and income tests. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of operating partnership units in proportion to the overall interests of each such holder, as defined in the partnership agreement. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership and any subsidiary partnerships will be treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Operating partnership units will not be traded on an established securities market, and we intend to operate so that our operating partnership is not treated as a corporation under the publicly traded partnership rules. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership (determined, in certain cases, by counting indirect partners who held their partnership interest through certain flow through entities). If any subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income includes real property rents and other types of passive income, and is very similar to the types of income that we must generate in order to satisfy the REIT income tests discussed above. We intend to operate so that our operating partnership and any subsidiary partnerships will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Investments in Certain Debt Instruments

We have acquired and may continue to acquire mortgage loans, and may acquire other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, the IRS has indicated in published guidance that we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification of the loan will substantially reduce a significant risk of default on such loan, and any such modification will not be treated as a prohibited transaction. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes (such fair market value is referred to as the “loan value” of the real property), then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the loan and the greater of the current value of the real property securing the loan, or the loan value of the real property securing the loan.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Investments in TRSs

We own a subsidiary that has elected to be treated as a TRS for U.S. federal income tax purposes, and may in the future own interests in additional TRSs. A TRS is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a TRS. In addition, if any TRS in which we hold an interest owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. A TRS is generally subject to U.S. federal and, possibly, state, local and foreign taxes. The taxes owed by a TRS could be substantial. To the extent that any TRS in which we hold an interest is required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a health care or lodging facility or, generally, provides rights to any brand name under which any health care or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a health care facility or a lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified health care property or qualified lodging facility if it employs individuals working at such property or facility located outside of the United States, but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified health care property or qualified lodging facility, any independent contractor (as defined in section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified health care property or qualified lodging facility, such contractor (or any related person) is actively engaged in the trade or business of operating qualified health care properties or qualified lodging facilities, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. Certain payments made by any TRS to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Code in order to more clearly reflect the income of the TRS.

Taxation of U.S. Stockholders

The term “U.S. stockholder” means a beneficial owner of the Class A common stock that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who have elected to use a mark-to-market method of accounting; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership. This summary assumes that stockholders hold our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, provided we properly designate the distributions, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations during the taxable year, including from any TRS in which we hold an interest, and (ii) our undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. We do not anticipate distributing a significant amount of qualified dividend income.

The discussion in this section applies equally to certain distributions payable in cash and taxable stock distributions. Taxable U.S. stockholders receiving taxable stock dividends will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of the REIT’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s stock. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its stock, the distribution will be taxable as capital gain realized from the sale of such stock.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of designated retained net long-term capital gains for the taxable year. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its stock would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

Our distributions and gain from the disposition of our stock will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our distributions (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Stock

In general, any gain or loss realized upon a taxable disposition of shares of our stock by a stockholder will be a long-term capital gain or loss if the stock has been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the common stock within 30 days before or after the disposition.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax (the “Medicare Tax”) on, among other things, certain dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of the Medicare Tax on their ownership and disposition of our stock.

Taxation of U.S. Tax-Exempt Stockholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” (“UBTI”), which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our stock.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our stock held as capital assets generally will not constitute UBTI unless the exempt organization’s stock is debt-financed property (e.g., the stockholder has incurred “acquisition indebtedness” with respect to such stock). However, if we are a “pension-held REIT,” this general rule may not apply to distributions to certain pension trusts that are qualified trusts (as defined above in “—Qualification as a REIT—Ownership Tests” ) and that hold more than 10% (by value) of our stock. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI. Prospective tax-exempt stockholders are urged to consult their tax advisors regarding the implications of these rules with respect to their investment in our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. beneficial owners of the Class A common stock, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. stockholders”), are complex. This section is only a partial discussion of such rules. This discussion does not attempt to address the considerations that may be relevant for non-U.S. stockholders that are partnerships or other pass-through entities, that hold their stock through intermediate entities or that are subject to special rules (such as sovereigns).

Prospective non-U.S. stockholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs or are available in limited circumstances. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. stockholders are taxed on distributions) and also may be subject to a 30% branch profits tax in the case of a corporate non-U.S. stockholder (subject to reduction under an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate or special provision of the Code applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. stockholder generally will not incur tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the

non-U.S. stockholder’s stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in the stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under the Foreign Investors in Real Property Tax Act of 1980 (“FIRPTA”), regardless of whether we designate such distributions as capital gain distributions. The term “United States real property interests” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets, generally, consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 35% of any distribution subject to these rules (“35% FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder that owns no more than 5% of our Class A common stock at all times during the one-year period ending on the date of a distribution will not be subject to FIRPTA, branch profits tax or 35% FIRPTA Withholding with respect to a distribution on stock that is attributable to gain from our sale or exchange of United States real property interests, provided that our Class A common stock continues to be regularly traded on an established securities market in the United States. Instead, any such distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	such distribution is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. stockholders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain.

It is not entirely clear to what extent we are required to withhold on distributions to non-U.S. stockholders that are not treated as ordinary income and are not attributable to the disposition of a United States real property interest. Unless the law is clarified to the contrary, we will generally withhold and remit to the IRS 35% of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend (or, if greater, 35% of a distribution that could have been designated as a capital gain dividend). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

It is also not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a United States real property interest, and (iii) paid to non-U.S. stockholders who own 5% or less of the value of our Class A common stock at all times during the one-year period ending on the date of the distribution, will be treated as (a) long-term capital gain to such non-U.S. stockholders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. stockholders should consult their tax advisors regarding the taxation of such distribution in their particular circumstances.

Dispositions

If gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a “domestically controlled qualified investment entity,” which requires that, during the shorter of the period since our formation and the five-year period ending on the date of the distribution or disposition, non-U.S. stockholders hold, directly or indirectly, less than 50% in value of our stock and we are qualified as a REIT. We cannot assure you that we are or will be a domestically controlled qualified investment entity. However, the gain from a sale of our Class A common stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our Class A common stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the New York Stock Exchange, and (ii) the non-U.S. stockholder owned, actually or constructively, 5% or less of our Class A common stock at all times during a specified testing period. Accordingly, provided that our Class A common stock is, and continues to be, regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our Class A common stock unless it owns or has owned during such period, actually or constructively, more than 5% of our Class A common stock.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 5% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. stockholder generally will incur tax on gain (even if not subject to FIRPTA) if (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will generally incur a 30% tax on his or her net U.S. source capital gains.

Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market in the United States (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.

Information Reporting Requirements and Backup Withholding Tax

The amount of distributions paid during each calendar year, and the amount of tax withheld, if any, will be reported to our U.S. stockholders and to the IRS. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding (currently at 28%) with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

The amount of dividends paid and the tax withheld with respect to such dividends, regardless of whether withholding was required, will be reported to our non-U.S. stockholders and to the IRS. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

U.S. Stockholders

Pursuant to legislation known as the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax will be imposed at a rate of 30% on dividends paid on our Class A common stock received by U.S. stockholders who own their Class A common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2016, on proceeds from the sale of our Class A common stock received by U.S. stockholders who own their Class A common stock through foreign accounts or foreign intermediaries. Accordingly, the status of the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. We will not pay any additional amounts in respect of any amounts withheld.

Non-U.S. Stockholders

Pursuant to FATCA, a U.S. withholding tax will be imposed at a rate of 30% on dividends paid on our Class A common stock received by or through certain foreign financial institutions that fail to meet certain disclosure requirements related to U.S. persons that either have accounts with such institutions or own equity interests in such institutions. Similarly, dividends in respect of our Class A common stock held by a stockholder that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30% unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding its “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. In addition, in the cases described above, 30% withholding will also apply to gross proceeds from the disposition of our Class A common stock occurring after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our security holders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our securities.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our security holders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of the Class A common stock, which are listed on the NYSE. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, and Venable LLP as to matters of Maryland law. Certain legal matters relating to our classification as a REIT for federal income tax purposes will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K and the effectiveness of Healthcare Trust of America, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Healthcare Trust of America Holdings, LP

$400,000,000

2.950% Senior Notes due 2022

$500,000,000

3.750% Senior Notes due 2027

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

PROSPECTUS SUPPLEMENT

June 1, 2017

Joint Book-Running Managers

Wells Fargo Securities

US Bancorp

J.P. Morgan

Jefferies

Co-Managers

Fifth Third Securities

BMO Capital Markets

MUFG

Capital One Securities

Scotiabank

BBVA

Mizuho Securities

Morgan Stanley

Regions Securities LLC